AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 15, 2013

REGISTRATION NO. 333-191201

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MONTALVO SPIRITS, INC

(Exact name of registrant as specified in its charter)

Nevada	7389	27-4004890
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5301 N. Commerce Avenue, Suite F

Moorpark, California 93021

818-266-9286

(Address and telephone number of principal executive offices)

State Agent and Transfer

Syndicate, Inc.

112 North Curry Street

Carson City, Nevada 89703-4934

800-253-1013

(Name, address and telephone number of agent for service)

Copies to:

Peter Campitiello, Esq.

Kane Kessler, P.C.

1350 Avenue of the Americas

New York, NY 10019

Tel: 212-519-5109

Fax: 212-245-3009

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security (2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $0.001 par value per share	9,100,000	$0.38	$3,458,000	$471.67

Total	9,100,000	0.38	$3,458,000	$471.67

(1)	The shares being registered include 703,000 shares issued to Lincoln Park Capital Fund, LLC, shares issuable to Lincoln Park Capital Fund, LLC, and such indeterminate number of additional shares of common stock issuable for no additional consideration by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of our common stock. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, using the average of the high and low prices reported on the Over-the-Counter Bulletin Board on September 12, 2013, which was $0.38 per share.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED OCTOBER__, 2013

MONTALVO SPIRITS, INC.

9,100,000 Shares of Common Stock

This prospectus relates to the offer and sale of up to 9,100,000 shares of common stock, par value $0.001, of Montalvo Spirits, Inc., a Nevada corporation, by Lincoln Park Capital Fund, LLC, or Lincoln Park or the selling stockholder.

The shares of common stock being offered by the selling stockholder have been or may be issued pursuant to the purchase agreement dated August 29, 2013 that we entered into with Lincoln Park. See “The Lincoln Park Transaction” in “Selling Stockholder” for a description of that agreement and “Selling Stockholder” for additional information regarding Lincoln Park. The prices at which Lincoln Park may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholder.

The selling stockholder may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the selling stockholder may sell the shares of common stock being registered pursuant to this prospectus. The selling stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution”.

Our common stock is currently quoted on the Over-the-Counter Bulletin Board, or the OTCBB, under the symbol “TQLA”. As of the last trading day before the date of this Prospectus, the last reported sale price of our common stock on the OTCBB was $0.33.

Investment in the Common Stock involves a high degree of risk. You should consider carefully the risk factors beginning on page 5 of this prospectus before purchasing any of the shares offered by this prospectus.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________, 2013.

MONTALVO SPIRITS, INC.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

Prospectus Summary

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including, the section entitled “Risk Factors” before deciding to invest in our Common Stock.

About Us

Montalvo Spirits, Inc. (the “Company”, “Montalvo”, “we”, “us” or “our”), formerly known as Advanced Cloud Storage, Inc. (“Advanced Cloud”), was incorporated on November 18, 2010 under the laws of the State of Nevada. Advanced Cloud was a development stage company with initial operations of organization and incorporation, target market identification, marketing plans, and capital formation. A substantial portion of the Company’s activities had involved developing a business plan and establishing contacts and visibility in the marketplace.

On December 21, 2012, Advanced Cloud entered into and consummated an Agreement and Plan of Share Exchange (the “Exchange Agreement”) with Casa Montalvo Holdings, Inc., (“Casa Montalvo”), a California corporation which develops, markets and/or distributes alcoholic beverages, primarily in the United States. Upon consummation of the transactions set forth in the Exchange Agreement (the “Closing”), the Registrant adopted the business plan of Casa Montalvo.

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Pursuant to the Exchange Agreement, the Company agreed to acquire all of the outstanding capital stock of Casa Montalvo in exchange for the issuance of an aggregate 1,817,891 shares (the “Exchange Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). As a result of the Exchange, Casa Montalvo became a wholly-owned subsidiary of the Company. Following the consummation of the Exchange, the shareholders of Casa Montalvo beneficially owned approximately eighty-eight and one half percent (88.5%) of the issued and outstanding Common Stock of the Company.

We have an Exclusive Worldwide Distribution Agreement with Destilidora Huerta Real, S.A. de C.V., the producers of Montalvo Tequila. Montalvo, an award winning, ultra-premium tequila brand is a handcrafted, meticulously formulated tequila produced from only the highest quality blue agave plants from the Lowlands of Jalisco, Mexico. Montalvo ensures the brand’s premium quality by handcrafting in small batches, using hand-selected Blue Weber agave plants picked at the peak of maturity and employing a third distillation. Fourth-generation tequila producers, Sergio and Carlos Gonzalez Rivera have combined their family’s ancient traditions with modern techniques, resulting in a clean, smooth and memorable tequila. Montalvo is available in four expressions: Plata, Reposado, Añejo and Extra-Añejo.

While our primary route to market is by selling directly to distributors, who maintain extensive resources to sell to both on and off premise retail accounts, including liquor stores, grocery stores, convenience stores, bars and restaurants, to build our brands, we must effectively communicate with three distinct audiences: the distributors; the retail trade; and the end consumer. We believe advertising, marketing and promotional activities help to establish and reinforce the image and perception of our brand as we strive in building substantial brand value.

Marketing, sales and customer service functions are provided by the Company’s executive officers and independent contractors who work together with third party design and advertising firms to maintain a high degree of focus on each of our products. We attempt to build brand awareness through innovative marketing activities including social media, brand tastings, as well as competitive spirits competitions. We use a variety of marketing strategies and tactics to build brand equity and increase sales, including consumer and trade advertising, price promotions, point-of-sale materials, event sponsorship, in-store and on-premise promotions and public relations, as well as a variety of other traditional and non-traditional marketing techniques. Our significant public relations campaign has helped gain editorial coverage for our brands, which increases brand awareness. The Company defines editorial coverage as an article in a publication expressing the opinion of its editors or publishers. Montalvo Tequila has been featured in various industry publications, including Tasting Panel Magazine, Beverage Industry and M. Shanken’s Market Watch. Past and future event sponsorship is an economical way for us to have influential consumers taste our brands.

About This Offering

On August 29, 2013, we entered into a purchase agreement with Lincoln Park, which we refer to in this prospectus as the Purchase Agreement (the “Purchase Agreement”), pursuant to which Lincoln Park has agreed to purchase from us up to $10,050,000 of our common stock (subject to certain limitations) from time to time over a twenty-four (24) month period. Also on August 29, 2013, we entered into a Registration Rights Agreement, or the Registration Rights Agreement, with Lincoln Park, pursuant to which we have filed with the SEC the registration statement that includes this prospectus to register for resale under the Securities Act of 1933, as amended, or the Securities Act, the shares that have been or may be issued to Lincoln Park under the Purchase Agreement.

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Other than (i) 100,000 shares of our Common Stock that we have already issued to Lincoln Park for a total purchase price of $50,000 as an initial purchase under the Purchase Agreement, or the Initial Purchase, and (ii) 603,000 shares of our Common Stock that we have already issued to Lincoln Park pursuant to the terms of the Purchase Agreement as consideration for its commitment to purchase additional shares of our Common Stock under the Purchase Agreement, we do not have the right to commence any further sales to Lincoln Park under the Purchase Agreement until the SEC has declared effective the registration statement of which this prospectus forms a part. Thereafter, we may, from time to time and at our sole discretion, direct Lincoln Park to purchase shares of our Common Stock in amounts up to 100,000 shares on any single business day so long as at least one business day has passed since the most recent purchase or up to $500,000 per purchase plus an additional “accelerated amount” under certain circumstances. Except as described in this prospectus, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our Common Stock to Lincoln Park. The purchase price of the shares that may be sold to Lincoln Park under the Purchase Agreement will be based on the market price of our Common Stock immediately preceding the time of sale as computed under the Purchase Agreement without any fixed discount; provided that in no event will such shares be sold to Lincoln Park when our closing sale price is less than $0.25 per share, subject to adjustment as provided in the Purchase Agreement. The purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the business days used to compute such price. We may at any time in our sole discretion terminate the Purchase Agreement without fee, penalty or cost upon one business day notice. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement.

As of September 13, 2013, there were 68,015,012 shares of our Common Stock outstanding, of which 40,740,885 shares were held by non-affiliates, including the 703,000 shares that we have already issued to Lincoln Park under the Purchase Agreement. Although the Purchase Agreement provides that we may sell up to $10,050,000 of our Common Stock to Lincoln Park, only 9,100,000 shares of our Common Stock are being offered under this prospectus, which represents (i) 100,000 shares that we issued to Lincoln Park in the Initial Purchase, (ii) 603,000 shares that we issued to Lincoln Park as a commitment fee and (iii) an additional 8,397,000 shares which may be issued to Lincoln Park in the future under the Purchase Agreement. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement. If all of the 9,100,000 shares offered by Lincoln Park under this prospectus were issued and outstanding as of the date hereof, such shares would represent 11.9% of the total number of shares of our Common Stock outstanding and 18.5% of the total number of outstanding shares held by non-affiliates, in each case as of the date hereof. If we elect to issue and sell more than the 9,100,000 shares offered under this prospectus to Lincoln Park, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by Lincoln Park is dependent upon the number of shares we sell to Lincoln Park under the Purchase Agreement. Assuming a Purchase price of $0.33 per share (the closing sale price of the Common Stock on October 14, 2013) and the purchase by Lincoln park of the full 8,397,000 purchase shares under the Purchase Agreement, proceeds to us would be $2,771,010.

Issuances of our Common Stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of Common Stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to Lincoln Park.

For more detailed information on the transaction with Lincoln Park, please see “The Lincoln Park Transaction” in “Selling Stockholder” below.

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Securities Offered

Common stock to be offered by the selling stockholder	9,100,000 shares consisting of:

• 603,000 commitment shares issued to Lincoln Park and

• 8,497,000 shares we may sell to Lincoln Park under the Purchase Agreement, including 100,000 issued in connection with the $50,000 Initial Purchase

Common stock outstanding prior to this offering	68,015,012 shares

Common stock to be outstanding after giving effect to the issuance of 8,397,000 shares under the Purchase Agreement	76,412,012 shares

Use of Proceeds	We will receive no proceeds from the sale of shares of Common Stock by Lincoln Park in this offering. However, we may receive up to $10,050,000 under the Purchase Agreement with Lincoln Park. Any proceeds that we receive from sales to Lincoln Park under the Purchase Agreement will be used to fund our development and marketing of existing and potential spirit brands, and for general corporate purposes. See “Use of Proceeds.”

Risk factors	This investment involves a high degree of risk. See “Risk Factors” for a discussion of factors you should consider carefully before making an investment decision.

Symbol on OTCBB	TQLA

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RISK FACTORS

An investment in the Company’s Common Stock involves a high degree of risk. You should carefully consider the risks described below as well as other information provided to you in this prospectus, including information in the section of this document entitled “Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our Common Stock could decline, and you may lose all or part of your investment.

In addition to the other information contained in this prospectus, the following risk factors should be considered carefully in evaluating an investment in us and in analyzing our forward-looking statements.

RISKS RELATED TO OUR BUSINESS

We have inadequate capital and need for additional financing to accomplish our business and strategic plans.

We have very limited funds, and such funds are not adequate to develop our current business plan. We believe that for our Company to be successful, we will be required to spend significant sums to market our products. If the sales of our products do not enable us to meet this need, our ultimate success may depend on our ability to raise additional capital. In the absence of additional financing or significant revenues and profits, the Company will have to approach its business plan from a much different and much more restricted direction, attempting to secure additional funding sources to fund its growth, borrowing money from lenders or elsewhere or to take other actions to attempt to provide funding. We cannot guarantee that we will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to us.

Our limited operating history does not afford investors a sufficient history on which to base an investment decision.

We are currently in the early stages of developing our business. There can be no assurance that at this time that we will operate profitably or will have adequate working capital to meet our obligations as they become due.

Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving and changing markets. Such risks include the following:

·	the nature of our competition and our ability to effectively market the Company’s products;

·	ability to anticipate and adapt to the highly competitive alcoholic beverage and spirits market;

·	ability to effectively manage expanding operations; amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure; and

·	dependence upon key personnel to market and sell our services and the loss of one of our key managers may adversely affect the marketing of our services.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected and we may not have the resources to continue or expand our business operations.

5

Recent worldwide and domestic economic trends and financial market conditions could adversely impact our financial performance.

The worldwide and domestic economies have experienced adverse conditions and may be subject to further deterioration for the foreseeable future. We are subject to risks associated with these adverse conditions, including economic slowdown and the disruption, volatility and tightening of credit and capital markets. This global economic situation could adversely impact our major suppliers, distributors and retailers. In addition, unfavorable global or domestic economic situations could adversely impact our major suppliers, distributors and retailers. Financial difficulties experienced by our suppliers or customers could result in product delays, possible accounts receivable defaults and inventory challenges. The inability of suppliers, distributors or retailers to conduct business or to access liquidity could impact our ability to distribute our products.

There can be no assurance that market conditions will improve in the near future. A prolonged downturn, further worsening or broadening of the adverse conditions in the worldwide and domestic economies could affect consumer spending patterns and purchases of our products, and create or exacerbate credit issues, cash flow issues and other financial hardships for us and for our suppliers, distributors, retailers and consumers. Depending upon their severity and duration, these conditions could have a material adverse impact on our business, liquidity, financial condition and results of operations. We are unable to predict the likely duration and severity of the current disruption in the financial markets and the adverse economic conditions in the U.S. and other markets.

We depend on a limited number of suppliers. Failure to obtain satisfactory performance from our suppliers or loss of our existing suppliers could cause us to lose sales, incur additional costs and lose credibility in the marketplace. We also have annual purchase obligations with certain suppliers.

We depend on a limited number of third-party suppliers for the sourcing of all of our products, including both our own proprietary brands and those we distribute for others. These suppliers consist of third-party distillers, bottlers and producers in Mexico. For our proprietary products, we may rely on a single supplier to fulfill one or all of the manufacturing functions for a brand. For instance, Destilidora Huerta Real, S.A. de C.V. is the sole producer for Montalvo Tequila. The termination of our written or oral agreements or an adverse change in the terms of these agreements could have a negative impact on our business. If our suppliers increase their prices, we may not have alternative sources of supply and may not be able to raise the prices of our products to cover all or even a portion of the increased costs. Also, our suppliers’ failure to perform satisfactorily or handle increased orders, delays in shipments of products from international suppliers or the loss of our existing suppliers, especially our key suppliers, could cause us to fail to meet orders for our products, lose sales, incur additional costs and/or expose us to product quality issues. In turn, this could cause us to lose credibility in the marketplace and damage our relationships with distributors, ultimately leading to a decline in our business and results of operations. If we are not able to renegotiate these contracts on acceptable terms or find suitable alternatives, our business could be negatively impacted.

The sales of our products could decrease significantly if we cannot secure and maintain listings in the control states.

In the control states, the state liquor commissions act in place of distributors and decide which products are to be purchased and offered for sale in their respective states. Products selected for listing must generally reach certain volumes and/or profit levels to maintain their listings. Products are selected for purchase and sale through listing procedures which are generally made available to new products only at periodically scheduled listing interviews. Products not selected for listings can only be purchased by consumers in the applicable control state through special orders, if at all. If, in the future, we are unable to maintain our current listings in the control states, or secure and maintain listings in those states for any additional products we may acquire, sales of our products could decrease significantly.

Currency exchange rate fluctuations and devaluations may have a significant adverse effect on our revenues, sales, costs of goods and overall financial results.

For fiscal 2013, non-U.S. operations accounted for none of our revenues but we are dependent upon resources in Mexico for the products we intend to market, distribute and sell. Therefore, gains and losses on the conversion of foreign payments into U.S. dollars could cause fluctuations in our results of operations, and fluctuating exchange rates could cause reduced revenues and/or gross margins from non-U.S. dollar-denominated international sales and inventory purchases. Our ability to acquire spirits and wine and produce and sell our products at favorable prices will also depend in part on the relative strength of the U.S. dollar. We may not be able to hedge against these risks.

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If our inventory is lost due to theft, fire or other damage or becomes obsolete, our results of operations would be negatively impacted.

We expect our inventory levels to fluctuate to meet customer delivery requirements for our products. We are always at risk of loss of that inventory due to theft, fire or other damage, and any such loss, whether insured against or not, could cause us to fail to meet our orders and harm our sales and operating results. Also, our inventory may become obsolete as we introduce new products, cease to produce old products or modify the design of our products’ packaging, which would increase our operating losses and negatively impact our results of operations.

Weather conditions may have a material adverse effect on our sales or on the price of raw materials used to produce spirits.

We operate in an industry where performance is affected by the weather. Extreme changes in weather conditions may result in lower consumption of tequila and other alcoholic beverages. In particular, unusually cold spells in winter or high temperatures in the summer can result in temporary shifts in customer preferences and impact demand for the alcoholic beverages we produce and distribute. Similar weather conditions in the future may have a material adverse effect on our sales which could affect our business, financial condition and results of operations. In addition, inclement weather may affect the availability of grain used to produce raw spirit, which could result in a rise in raw spirit pricing that could negatively affect margins and sales.

Climate change, or legal, regulatory or market measures to address climate change, may negatively affect our business, operations or financial performance, and water scarcity or poor quality could negatively impact our production costs and capacity.

Our business depends upon agricultural activity and natural resources. There has been much public discussion related to concerns that carbon dioxide and other greenhouse gases in the atmosphere may have an adverse impact on global temperatures, weather patterns and the frequency and severity of extreme weather and natural disasters. Severe weather events and climate change may negatively affect agricultural productivity in the regions from which we presently source our agricultural raw materials such as agave. Decreased availability of our raw materials may increase the cost of goods for our products. Severe weather events or changes in the frequency or intensity of weather events can also disrupt our supply chain, which may affect production operations, insurance cost and coverage, as well as delivery of our products to wholesalers, retailers and consumers.

Water is essential in the production of our products. The quality and quantity of water available for use is important to the supply of agave and our ability to operate our business. Water is a limited resource in many parts of the world and if climate patterns change and droughts become more severe, there may be a scarcity of water or poor water quality which may affect our production costs or impose capacity constraints. Such events could adversely affect our results of operations and financial condition.

The Company has limited protection of the Exclusive Master Distribution Agreement (“Distribution Agreement”).

The Company currently has an exclusive right to distribute all Casa Montalvo products throughout the world for a three-year term. The term will be extended indefinitely provided the Company hits minimal sales requirements. Any breach of the Distribution Agreement, or an act of terminating cause, could lead to the loss of the Company’s exclusive distribution rights, for the respective jurisdictions which the Company operates, which would have a material adverse effect on the business, results of operations and financial condition.

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Either our or our strategic partners’ failure to protect our respective trademarks and trade secrets could compromise our competitive position and decrease the value of our brand portfolio.

Since we frequently enter into exclusive arrangements to market the Company’s products with unaffiliated agents, our business and prospects depend in part on our, and with respect to our agency or joint venture brands, our strategic partners’ ability to develop favorable consumer recognition of our brands and trademarks. Although both we and our strategic partners actively apply for registration of our brands and trademarks, they could be imitated in ways that we cannot prevent. Also, we rely on trade secrets and proprietary know-how, concepts and formulas. Our methods of protecting this information may not be adequate. Moreover, we may face claims of misappropriation or infringement of third parties’ rights that could interfere with our use of this information. Defending these claims may be costly and, if unsuccessful, may prevent us from continuing to use this proprietary information in the future and result in a judgment or monetary damages being levied against us. We do not maintain non-competition agreements with all of our key personnel or with some of our key suppliers. If competitors independently develop or otherwise obtain access to our or our strategic partners’ trade secrets, proprietary know-how or recipes, the appeal, and thus the value, of our brand portfolio could be reduced, negatively impacting our sales and growth potential.

We operate in highly competitive industries, and competitive pressures could have a material adverse effect on our business.

The alcoholic beverages production and distribution industries in our region are intensely competitive. The principal competitive factors in these industries include product range, pricing, distribution capabilities and responsiveness to consumer preferences, with varying emphasis on these factors depending on the market and the product. The alcoholic beverage industry competes with respect to brand recognition, product quality, brand loyalty, customer service and price. Failure to maintain and enhance the Company’s competitive position could materially and adversely affect the Company’s business and prospects for business. Wholesaler, retailer and consumer purchasing decisions are influenced by, among other things, the perceived absolute or relative overall value of our products, including their quality or pricing, compared to competitor’s products. Unit volume and dollar sales could also be affected by pricing, purchasing, financing, operational, advertising or promotional decisions made by wholesalers, state and provincial agencies, and retailers which could affect their supply of, or consumer demand for, our products. We could also experience higher than expected selling, general and administrative expenses if we find it necessary to increase the number of our personnel or our advertising or marketing expenditures to maintain our competitive position or for other reasons.

Our business could be adversely affected by a decline in the consumption of alcohol and spirits we sell.

While over the past several years there have been modest increases in consumption of beverage alcohol in most of our product categories and geographic markets, there have been periods in the past in which there were substantial declines in the overall per capita consumption of beverage alcohol products in the U.S. and other markets in which we participate. A limited or general decline in consumption in one or more of our product categories could occur in the future due to a variety of factors, including:

•	A general decline in economic or geopolitical conditions;

•	Concern about the health consequences of consuming beverage alcohol products and about drinking and driving;

•	A general decline in the consumption of beverage alcohol products in on-premise establishments, such as may result from smoking bans and stricter laws related to driving while under the influence of alcohol;

•	Consumer dietary preferences favoring lighter, lower calorie beverages such as diet soft drinks, sports drinks and water products;

•	The increased activity of anti-alcohol groups;

•	Increased federal, state, provincial or foreign excise or other taxes on beverage alcohol products and possible restrictions on beverage alcohol advertising and marketing; and

•	Increased regulation placing restrictions on the purchase or consumption of beverage alcohol products.

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We are subject to extensive government regulation and are required to obtain and renew various permits and licenses; changes in or violations of laws or regulations or failure to obtain or renew permits and licenses could materially adversely affect our business and profitability.

Our business of marketing and distributing alcoholic beverages in the United States is subject to regulation by national and local governmental agencies. These regulations and laws address such matters as licensing and permit requirements, regarding the production, storage and import of alcoholic products; competition and anti-trust matters; trade and pricing practices; taxes; distribution methods and relationships; required labeling and packaging; advertising; sales promotion; and relations with wholesalers and retailers. Loss of production capacity due to regulatory issues can negatively affect our sales and increase our operating costs as we attempt to increase production at other facilities during that time to offset the lost production. It is possible that we could have similar issues in the future that will adversely impact our sales and operating costs. Additionally, new or revised regulations or requirements or increases in excise taxes, customs duties, income taxes, or sales taxes could materially adversely affect our business, financial condition and results of operations.

In addition, we are subject to numerous environmental and occupational, health and safety laws and regulations in the countries in which we plan to operate. We may incur significant costs to maintain compliance with evolving environmental and occupational, health and safety requirements, to comply with more stringent enforcement of existing applicable requirements or to defend against challenges or investigations, even those without merit. Future legal or regulatory challenges to the industry in which we operate or our business practices and arrangements could give rise to liability and fines, or cause us to change our practices or arrangements, which could have a material adverse effect on us, our revenues and our profitability.

Governmental regulation and supervision as well as future changes in laws, regulations or government policy (or in the interpretation of existing laws or regulations) that affect us, our competitors or our industry generally, strongly influence our viability and how we operate our business. Complying with existing laws, regulations and government policy is burdensome, and future changes may increase our operational and administrative expenses and limit our revenues.

Additionally, governmental regulatory and tax authorities have a high degree of discretion and may at times exercise this discretion in a manner contrary to law or established practice. Such conduct can be more prevalent in jurisdictions with less developed or evolving regulatory systems like Mexico. Our business would be materially and adversely affected if there were any adverse changes in relevant laws or regulations or in their interpretation or enforcement. Our ability to introduce new products and services may also be affected if we cannot predict how existing or future laws, regulations or policies would apply to such products or services.

If we fail to manage growth effectively or prepare for product scalability, it could have an adverse effect on our employee efficiency, product quality, working capital levels and results of operations.

Any significant growth in the market for our products or our entry into new markets may require an expansion of our employee base for managerial, operational, financial, and other purposes. As of March 31, 2013, we had no full time employees outside of our management team. During any period of growth, we may face problems related to our operational and financial systems and controls, including quality control and delivery and service capacities. We would also need to continue to expand, train and manage our employee base. Continued future growth will impose significant added responsibilities upon the members of management to identify, recruit, maintain, integrate, and motivate new employees.

Aside from increased difficulties in the management of human resources, we may also encounter working capital issues, as we will need increased liquidity to finance the marketing of the products we sell, and the hiring of additional employees. For effective growth management, we will be required to continue improving our operations, management, and financial systems and controls. Our failure to manage growth effectively may lead to operational and financial inefficiencies that will have a negative effect on our profitability. We cannot assure investors that we will be able to timely and effectively meet that demand and maintain the quality standards required by our existing and potential customers.

Our management team may not be able to successfully implement our business strategies.

If our management team is unable to execute on its business strategies, then our development, including the establishment of revenues and our sales and marketing activities would be materially and adversely affected. In addition, we may encounter difficulties in effectively managing the budgeting, forecasting and other process control issues presented by any future growth. We may seek to augment or replace members of our management team or we may lose key members of our management team, and we may not be able to attract new management talent with sufficient skill and experience.

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If we are unable to retain key executives and other key affiliates, our growth could be significantly inhibited and our business harmed with a material adverse effect on our business, financial condition and results of operations.

Our success is, to a certain extent, attributable to the management, sales and marketing, and operational and technical expertise of certain key personnel. Alex Viecco, our Chief Executive Officer, Carlos Gonzalez Rivera, our Chief Operating Officer, and Sergio Gonzalez Rivera, our President, perform key functions in the operation of our business. The loss of any of these could have a material adverse effect upon our business, financial condition, and results of operations. We do not maintain key-person insurance for members of our management team because it is cost prohibitive at this point. If we lose the services of any senior management, we may not be able to locate suitable or qualified replacements, and may incur additional expenses to recruit and train new personnel, which could severely disrupt our business and prospects.

Our success in the future may depend on our ability to establish and maintain strategic alliances, and any failure on our part to establish and maintain such relationships would adversely affect our market penetration and revenue growth.

Due to the regulated nature of the alcoholic beverage industry, we will be required to establish strategic relationships with third parties. Our ability to establish strategic relationships will depend on a number of factors, many of which are outside our control, such as the competitive position of our product and marketing plan relative to our competitors. We may not be able to establish other strategic relationships in the future. In addition, any strategic alliances that we establish may subject us to a number of risks, including risks associated with sharing proprietary information, loss of control of operations that are material to developed business and profit-sharing arrangements. Moreover, strategic alliances may be expensive to implement and subject us to the risk that the third party will not perform its obligations under the relationship, which may subject us to losses over which we have no control or expensive termination arrangements. As a result, even if our strategic alliances with third parties are successful, our business may be adversely affected by a number of factors that are outside of our control.

Our financial results may not meet the expectations of investors and may fluctuate because of many factors and, as a result, investors should not rely on our revenue and/or financial projections as indicative of future results.

Fluctuations in operating results or the failure of operating results to meet the expectations investors may negatively impact the value of our securities. Operating results may fluctuate due to a variety of factors that could affect revenues or expenses in any particular quarter. Fluctuations in operating results could cause the value of our securities to decline. Investors should not rely on revenue or financial projections or comparisons of results of operations as an indication of future performance. As a result of the factors listed below, it is possible that in future periods results of operations may be below the expectations of investors. This could cause the market price of our securities to decline. Factors that may affect our quarterly results include:

•	delays in sales resulting from potential customer sales cycles;

•	variations or inconsistencies in return on investment models and results;

•	delays in demonstrating product performance or installations;

•	changes in competition; and

•	changes or threats of significant changes in legislation or rules or standards that would change the drivers for product adoption.

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Because our auditors have issued a going concern opinion, there is substantial doubt about our ability to continue as a going concern.

Our report from our independent registered public accounting firm for the year ended March 31, 2013 includes an explanatory paragraph stating that our recurring losses from operations and negative cash flows raise substantial doubt about our ability to continue as a going concern. If we are unable to obtain sufficient funding, our business, prospects, financial condition and results of operations will be materially and adversely affected and we may be unable to continue as a going concern. If we are unable to continue as a going concern, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our audited consolidated financial statements, and it is likely that investors will lose all or a part of their investment. After this offering, future reports from our independent registered public accounting firm may also contain statements expressing doubt about our ability to continue as a going concern. If we seek additional financing to fund our business activities in the future and there remains doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding on commercially reasonable terms or at all.

Our strategy may include acquiring companies which may result in unsuitable acquisitions or failure to successfully integrate acquired companies, which could lead to reduced profitability.

We may embark on a growth strategy through acquisitions of companies or operations that complement existing product lines, customers or other capabilities. We may be unsuccessful in identifying suitable acquisition candidates, or may be unable to consummate desired acquisitions. To the extent any future acquisitions are completed, we may be unsuccessful in integrating acquired companies or their operations, or if integration is more difficult than anticipated, we may experience disruptions that could have a material adverse impact on future profitability. Some of the risks that may affect our ability to integrate, or realize any anticipated benefits from, acquisitions include:

•	unexpected losses of key employees or customer of the acquired company;

•	difficulties integrating the acquired company’s standards, processes, procedures and controls;

•	difficulties coordinating new product and process development;

•	difficulties hiring additional management and other critical personnel;

•	difficulties increasing the scope, geographic diversity and complexity of our operations;

•	difficulties consolidating facilities, transferring processes and know-how;

•	difficulties reducing costs of the acquired company’s business;

•	diversion of management’s attention from our management; and

•	adverse impacts on retaining existing business relationships with customers.

RISKS RELATED TO OUR INDUSTRY

Demand for our products may be adversely affected by many factors, including changes in consumer preferences and trends.

Consumer preferences may shift due to a variety of factors including changes in demographic and social trends, public health initiatives, product innovations, changes in vacation or leisure activity patterns and a downturn in economic conditions, which may reduce consumers’ willingness to purchase distilled spirits or cause a shift in consumer preferences toward beer, wine or non-alcoholic beverages. Our success depends in part on fulfilling available opportunities to meet consumer needs and anticipating changes in consumer preferences with successful new products and product innovations.

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We face substantial competition in our industry and many factors may prevent us from competing successfully.

We compete on the basis of product taste and quality, brand image, price, service and ability to innovate in response to consumer preferences. The global spirits industry is highly competitive and is dominated by several large, well-funded international companies which trend toward consolidation. It is possible that our competitors may either respond to industry conditions or consumer trends more rapidly or effectively or resort to price competition to sustain market share, which could adversely affect our sales and profitability. The dollar amount and unit volume of our sales could be negatively affected by our inability to maintain or increase prices, changes in geographic or product mix, a general decline in beverage alcohol consumption or the decision of wholesalers, retailers or consumers to purchase competitor’s products instead of our products. Wholesaler, retailer and consumer purchasing decisions are influenced by, among other things, the perceived absolute or relative overall value of our products, including their quality or pricing, compared to competitor’s products. Unit volume and dollar sales could also be affected by pricing, purchasing, financing, operational, advertising or promotional decisions made by wholesalers, state and provincial agencies, and retailers which could affect their supply of, or consumer demand for, our products. We could also experience higher than expected selling, general and administrative expenses if we find it necessary to increase the number of our personnel or our advertising or marketing expenditures to maintain our competitive position or for other reasons.

Adverse public opinion about alcohol could reduce demand for our products.

Anti-alcohol groups have, in the past, advocated successfully for more stringent labeling requirements, higher taxes and other regulations designed to discourage alcohol consumption. More restrictive regulations, negative publicity regarding alcohol consumption and/or changes in consumer perceptions of the relative healthfulness or safety of beverage alcohol could decrease sales and consumption of alcohol and thus the demand for our products. This could, in turn, significantly decrease both our revenues and our revenue growth, causing a decline in our results of operations.

Class action or other litigation relating to alcohol abuse or the misuse of alcohol could adversely affect our business.

The alcoholic beverage industry faces the possibility of class action or similar litigation alleging that the continued excessive use or abuse of beverage alcohol has caused death or serious health problems. It is also possible that governments could assert that the use of alcohol has significantly increased government funded health care costs. Litigation or assertions of this type have adversely affected companies in the tobacco industry, and it is possible that we, as well as our suppliers, could be named in litigation of this type.

Also, lawsuits have been brought in a number of states alleging that beverage alcohol manufacturers and marketers have improperly targeted underage consumers in their advertising. Plaintiffs in these cases allege that the defendants’ advertisements, marketing and promotions violate the consumer protection or deceptive trade practices statutes in each of these states and seek repayment of the family funds expended by the underage consumers. While we have not been named in these lawsuits, we could be named in similar lawsuits in the future. Any class action or other litigation asserted against us could be expensive and time-consuming to defend against, depleting our cash and diverting our personnel resources and, if the plaintiffs in such actions were to prevail, our business could be harmed significantly.

Regulatory decisions and legal, regulatory and tax changes could limit our business activities, increase our operating costs and reduce our margins.

The production, distribution, marketing, advertising and labeling of beverage alcohol products is subject to extensive regulation in all of the countries in which we operate. We are required to comply with these regulations and to maintain various permits and licenses. We are also required to conduct business only with holders of licenses to import, warehouse, transport, distribute and sell beverage alcohol products. We cannot assure you that these and other governmental regulations applicable to our industry will not change or become more stringent. Moreover, because these laws and regulations are subject to interpretation, we may not be able to predict when and to what extent liability may arise. Additionally, due to increasing public concern over alcohol-related societal problems, including driving while intoxicated, underage drinking, alcoholism and health consequences from the abuse of alcohol, various levels of government may seek to impose additional restrictions or limits on advertising or other marketing activities promoting beverage alcohol products. Failure to comply with any of the current or future regulations and requirements relating to our industry and products could result in monetary penalties, suspension or even revocation of our licenses and permits. Costs of compliance with changes in regulations could be significant and could harm our business, as we could find it necessary to raise our prices in order to maintain profit margins, which could lower the demand for our products and reduce our sales and profit potential.

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Further, the distribution of beverage alcohol products is subject to extensive taxation both in the U.S. and internationally (and, in the U.S., at both the federal and state government levels), and beverage alcohol products themselves are the subject of national import and excise duties in most countries around the world. An increase in taxation or in import or excise duties could also significantly harm our sales revenue and margins, both through the reduction of overall consumption and by encouraging consumers to switch to lower-taxed categories of beverage alcohol.

We could face product liability or other related liabilities that increase our costs of operations and harm our reputation.

Although we maintain liability insurance and will attempt to limit contractually our liability for damages arising from our products, these measures may not be sufficient for us to successfully avoid or limit liability. Our product liability insurance coverage is limited to $1 million per occurrence and $2 million in the aggregate and our general liability umbrella policy is capped at $1 million. Further, any contractual indemnification and insurance coverage we have from parties supplying our products is limited, as a practical matter, to the creditworthiness of the indemnifying party and the insured limits of any insurance provided by these suppliers. In any event, extensive product liability claims could be costly to defend and/or costly to resolve and could harm our reputation.

If we become subject to product liability claims, personal injury claims or defective products, our business may be harmed.

The marketing and sale of the Company’s products and services entails risk of product liability and there can be no assurance that product liability claims will not be asserted against the Company. While the Company intends to obtain some business liability insurance, insurance designed to cover product liability is expensive, difficult to obtain in some cases and may not be available now or in the future on acceptable terms, if at all. Furthermore, there can be no assurance that such insurance coverage will be adequate, or that a product liability claim, even one without merit, would not have a material adverse effect on the business or financial condition of the Company. As a result, any imposition of product liability could materially harm our business, financial condition and results of operations. In addition, we do not have any business interruption insurance due to the limited coverage of any such business interruption insurance, and as a result, any business disruption or natural disaster could severely disrupt our business and operations and significantly decrease our revenue and profitability.

Contamination of our products and/or counterfeit or confusingly similar products could harm the image and integrity of, or decrease customer support for, our brands and decrease our sales.

The success of our brands depends upon the positive image that consumers have of them. Contamination, whether arising accidentally or through deliberate third-party action, or other events that harm the integrity or consumer support for our brands, could affect the demand for our products. Contaminants in raw materials purchased from third parties and used in the production of our products or defects in the distillation and fermentation processes could lead to low beverage quality as well as illness among, or injury to, consumers of our products and could result in reduced sales of the affected brand or all of our brands. Also, to the extent that third parties sell products that are either counterfeit versions of our brands or brands that look like our brands, consumers of our brands could confuse our products with products that they consider inferior. This could cause them to refrain from purchasing our brands in the future and in turn could impair our brand equity and adversely affect our sales and operations.

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RISKS RELATED TO OUR COMMON STOCK

There is a substantial lack of liquidity of our Common Stock and volatility risks.

Our Common Stock is quoted on the OTCQB under the symbol “TQLA.” The liquidity of our Common Stock may be very limited and affected by our limited trading market. The OTCQB market is an inter-dealer market much less regulated than the major exchanges, and is subject to abuses, volatilities and shorting. There is currently no broadly followed and established trading market for our Common Stock. An established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded.

The trading volume of our Common Stock may be limited and sporadic. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our Common Stock will develop or be sustained, or that current trading levels will be sustained. As a result of such trading activity, the quoted price for our Common Stock on the OTCQB may not necessarily be a reliable indicator of our fair market value. In addition, if our shares of Common Stock cease to be quoted, holders would find it more difficult to dispose of or to obtain accurate quotation as to the market value of, our Common Stock and as a result, the market value of our Common Stock likely would decline.

The market price for our stock may be volatile and subject to fluctuations in response to factors, including the following:

•	The increased concentration of the ownership of our shares by a limited number of affiliated stockholders following the Exchange may limit interest in our securities;
•	variations in quarterly operating results from the expectations of securities analysts or investors;
•	revisions in securities analysts’ estimates or reductions in security analysts’ coverage;
•	announcements of new attractions or services by us or our competitors;
•	reductions in the market share of our services;
•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
•	general technological, market or economic trends;
•	investor perception of our industry or prospects;
•	insider selling or buying;
•	investors entering into short sale contracts;
•	regulatory developments affecting our industry; and
•	additions or departures of key personnel.

Many of these factors are beyond our control and may decrease the market price of our Common Stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our Common Stock will be at any time, including as to whether our Common Stock will sustain current market prices, or as to what effect that the sale of shares or the availability of Common Stock for sale at any time will have on the prevailing market price.

We are registering an aggregate of 9,100,000 shares of common stock that were or may be issued under the Purchase Agreement. The resale of these shares by Lincoln Park could depress the market price of our common stock.

We are registering an aggregate of 9,100,000 shares of common stock under this registration statement for, 8,397,000 shares for issuance pursuant to the Purchase Agreement. We anticipate selling the shares registered in this offering over a period of up to 24 months from the date that the registration statement is declared effective. Depending upon market liquidity at the time, Lincoln Park’s sale of shares into the public market under this prospectus could cause the trading price of our common stock to decline. The sale of a substantial number of shares of our common stock under this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. In addition, because the purchase price for the common stock that we may sell to Lincoln Park under the Purchase Agreement is variable (based on the future trading prices of our common stock immediately preceding the time of sale), if the purchase price to Lincoln Park decreases (due to sales by Lincoln Park in the market or otherwise), this could allow Lincoln Park to receive greater numbers of shares of common stock, the resales of which could further depress the stock price. You should be aware that there is an inverse relationship between the market price of our common stock and the number of shares of common stock that may be issued pursuant to the Purchase Agreement.

Funding from our purchase agreements with Lincoln Park may be limited or be insufficient to fund our operations or to implement our strategy.

Under our $10,500,000 Purchase Agreement with Lincoln Park, we may direct Lincoln Park to purchase up to $10.50 million of shares of common stock, subject to certain limitations and conditions, over a 24-month period. There can be no assurance that we will be able to receive any or all of the additional funds from Lincoln Park because the Purchase Agreement contains limitations, restrictions, requirements, events of default and other provisions that could limit our ability to cause Lincoln Park to buy common stock from us, including that the closing price of our stock is at least $0.25 and that Lincoln Park own no more than 4.99% of our common stock under the Purchase Agreement.

The extent to which we rely on Lincoln Park as a source of funding will depend on a number of factors, including the amount of working capital needed, the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from Lincoln Park were to prove unavailable or prohibitively dilutive, we would need to secure another source of funding.

We may be unable to sell shares to Lincoln Park under the Purchase Agreement when we need the funds, and that could harm our business and financial condition. We cannot predict the amount of funding we will receive under the Purchase Agreement and may receive substantially less than the maximum amount available.

The sale or issuance of our Common Stock to Lincoln Park may cause dilution and the sale of the shares of Common Stock acquired by Lincoln Park, or the perception that such sales and issuances may occur, could cause the price of our Common Stock to fall.

On August 29, 2013, we entered into the Purchase Agreement with Lincoln Park, pursuant to which Lincoln Park has committed to purchase up to $10,050,000 of our Common Stock. Concurrently with the execution of the Purchase Agreement, we issued 603,000 shares of our Common Stock to Lincoln Park as a fee for its commitment to purchase shares of our Common Stock under the Purchase Agreement. The purchase shares that may be sold pursuant to the Purchase Agreement may be sold by us to Lincoln Park at our discretion from time to time over a twenty-four (24) month period commencing after the SEC has declared effective the registration statement that includes this prospectus. The purchase price for the shares that we may sell to Lincoln Park under the Purchase Agreement will fluctuate based on the price of our Common Stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our Common Stock to fall. Moreover, we may sell our Common Stock to Lincoln Park at prices that are less than the last reported sale price of our common stock on the day that we sell the shares to Lincoln Park. We have the right to sell certain amounts to Lincoln Park at an “Accelerated Purchase Price” as more fully described below under certain conditions. The Accelerated Purchase Price is equal to 90% of the volume weighted average price of the shares traded on the day that we sell shares to Lincoln Park. Accordingly, this price may be less than the last reported sale price of our Common Stock as reported on the OTCBB, and such sales to Lincoln Park will thereby have a dilutive effect on our shareholders. Any sales of shares of Common Stock purchased by Lincoln Park could result in substantial dilution to other holders of our Common Stock.

We generally have the right to control the timing and amount of any sales of our shares to Lincoln Park, except that, pursuant to the terms of our agreements with Lincoln Park, we would be unable to sell shares to Lincoln Park if and when the closing sale price of our Common Stock is below $0..25 per share, subject to adjustment as set forth in the Purchase Agreement. The last reported sale price of our Common Stock on the OTCBB as of recent date of this registration statement was $____. Accordingly, our stock price may fall below $0.25 and we would not be able to obtain any additional funding under the agreement with Lincoln Park. Assuming a purchase price of $0.33 per share (the closing sale price of the common stock on October 14, 2013) and the purchase by Lincoln Park of the full 8,397,000 purchase shares under the purchase agreement, proceeds to us would only be $2,771,010.

Additional sales of our Common Stock, if any, to Lincoln Park will depend upon market conditions and other factors to be determined by us. Lincoln Park may ultimately purchase all, some or none of the shares of our Common Stock that may be sold pursuant to the Purchase Agreement and, after it has acquired shares, Lincoln Park may sell all, some or none of those shares.

As a result of these potential issuances of securities, such issuances by us could result in substantial dilution to the interests of other holders of our Common Stock. Additionally, the sale of a substantial number of shares of our Common Stock to Lincoln Park or the anticipation of such issuances, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

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Raising of additional funding through sales of our securities could cause existing holders of our Common Stock to experience substantial dilution.

Any additional financing that involves the further sale of our securities could cause existing holders of our Common Stock to experience substantial dilution. On the other hand, if we incurred debt, we would be subject to risks associated with indebtedness, including the risk that interest rates might fluctuate and cash flow would be insufficient to pay principal and interest on such indebtedness.

The issuance of additional shares of our Common Stock or our preferred stock could make a change of control more difficult to achieve.

The issuance of additional shares of our Common Stock or the issuance of shares of an additional series of preferred stock could be used to make a change of control of us more difficult and expensive. Under certain circumstances, such shares could be used to create impediments to, or frustrate persons seeking to cause, a takeover or to gain control of us. Such shares could be sold to purchasers who might side with our Board of Directors in opposing a takeover bid that the Board of Directors determines not to be in the best interests of our stockholders. It might also have the effect of discouraging an attempt by another person or entity through the acquisition of a substantial number of shares of our Common Stock to acquire control of us with a view to consummating a merger, sale of all or part of our assets, or a similar transaction, since the issuance of new shares could be used to dilute the stock ownership of such person or entity.

Our Common Stock is considered a “penny stock”. The application of the “penny stock” rules to our Common Stock could limit the trading and liquidity of our Common Stock, adversely affect the market price of our Common Stock and increase the transaction costs to sell shares of our Common Stock.

Our Common Stock is a “low-priced” security or “penny stock” under rules promulgated under the Securities Exchange Act of 1934, as amended. In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealers duties in selling the stock, the customer’s rights and remedies and certain market and other information. Furthermore, the broker-dealer must make a suitability determination approving the customer for low- priced stock transactions based on the customer’s financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer, and provide monthly account statements to the customer. The effect of these restrictions will likely decrease the willingness of broker-dealers to make a market in our Common Stock, will decrease liquidity of our Common Stock and will increase transaction costs for sales and purchases of our Common Stock as compared to other securities.

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Our Common Stock may never be listed on a major stock exchange.

We anticipate seeking the listing of our Common Stock on a national or other securities exchange at some time in the future, assuming that we can satisfy the initial listing standards for such exchange. We currently do not satisfy the initial listing standards and cannot ensure that we will be able to satisfy such listing standards or that our Common Stock will be accepted for listing on any such exchange. Should we fail to satisfy the initial listing standards of such exchanges, or our Common Stock is otherwise rejected for listing, the trading price of our Common Stock could suffer, the trading market for our Common Stock may be less liquid, and our Common Stock price may be subject to increased volatility.

A decline in the price of our Common Stock could affect our ability to raise working capital and adversely impact our ability to continue operations.

A prolonged decline in the price of our Common Stock could result in a reduction in the liquidity of our Common Stock and a reduction in our ability to raise capital. A decline in the price of our Common Stock could be especially detrimental to our liquidity and our operations. Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plan and operations, including our ability to develop new services and continue our current operations. If our Common Stock price declines, we can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations. If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

Concentrated ownership of our Common Stock creates a risk of sudden changes in our Common Stock price.

The sale by any shareholder of a significant portion of their holdings could have a material adverse effect on the market price of our Common Stock.

Sales of our currently issued and outstanding stock may become freely tradable pursuant to Rule 144 and may dilute the market for your shares and have a depressive effect on the price of the shares of our Common Stock.

A substantial majority of the outstanding shares of Common Stock are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) (“Rule 144”). As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that a non-affiliate who has held restricted securities for a period of at least six months may sell their shares of Common Stock. Under Rule 144, affiliates who have held restricted securities for a period of at least six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company’s outstanding shares of Common Stock or the average weekly trading volume during the four calendar weeks prior to the sale (the four calendar week rule does not apply to companies quoted on the OTCQB). Since the Company has previously indicated in its filings with the Commission that it is a shell company, as that term is defined under the Securities Act, pursuant to Rule 144, shareholders must wait at least one year from the date of the filing of the Form 8-K filed on December 24, 2012 to avail themselves of Rule 144 unless we file a registration statement for the sale of such shares prior thereto. A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registrations of our shares of Common Stock, may have a depressive effect upon the price of our shares of Common Stock in any active market that may develop.

The securities issued in connection with the Exchange are restricted securities and may not be transferred in the absence of registration or the availability of a resale exemption.

The shares of Common Stock being issued in connection with the Exchange are being issued in reliance on an exemption from the registration requirements under Section 4(2) of the Securities Act and Regulation D promulgated thereunder or Regulation S. Consequently, these securities will be subject to restrictions on transfer under the Securities Act and may not be transferred in the absence of registration or the availability of a resale exemption. In particular, in the absence of registration, such securities cannot be resold to the public until certain requirements under Rule 144 promulgated under the Securities Act have been satisfied, including certain holding period requirements. As a result, a purchaser who receives any such securities issued in connection with the Exchange may be unable to sell such securities at the time or at the price or upon such other terms and conditions as the purchaser desires, and the terms of such sale may be less favorable to the purchaser than might be obtainable in the absence of such limitations and restrictions.

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If we issue additional shares or derivative securities in the future, it will result in the dilution of our existing stockholders.

Our Articles of Incorporation authorizes the issuance of up to 300,000,000 shares of Common Stock, $0.001 par value per share. Our board of directors may choose to issue some or all of such shares, or derivative securities to purchase some or all of such shares, to provide additional financing in the future.

We do not plan to declare or pay any dividends to our stockholders in the near future.

We have not declared any dividends in the past, and we do not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

The requirements of being a public company may strain our resources and distract management.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). These requirements are extensive. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting.

We may incur significant costs associated with our public company reporting requirements and costs associated with applicable corporate governance requirements. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

If we do not file our quarterly or annual reports with the SEC, we may be de-listed from the OTCQB.

OTCQB is the middle tier of the OTC market. OTCQB companies report to the SEC or a U.S. banking regulator, making it easy for investors to identify companies that are current in their reporting obligations. There are no financial or qualitative standards to be in this tier. OTCQB securities may also be quoted on the FINRA BB. The OTCQB allows investors to easily identify reporting companies traded in the OTC market regardless of where they are quoted.

Under OTCQB rules relating to the timely filing of periodic reports with the SEC, any OTCQB issuer who fails to file a periodic report (Forms 10-Q or 10-K) by the due date of such report, period we may be removed from the OTCQB and our Common Stock may only be able to be traded on the OTC Pink. The OTC Pink is the bottom tier of the OTC market – a speculative trading marketplace that helps broker-dealers get the best prices for investors. Accordingly, our securities may become worthless and we may be forced to curtail or abandon our business plan.

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Persons associated with securities offerings, including consultants, may be deemed to be broker dealers.

In the event that any of our securities are offered without engaging a registered broker-dealer, we may face claims for rescission and other remedies. If any claims or actions were to be brought against us relating to our lack of compliance with the broker-dealer requirements, we could be subject to penalties, required to pay fines, make damages payments or settlement payments, or repurchase such securities. In addition, any claims or actions could force us to expend significant financial resources to defend our company, could divert the attention of our management from our core business and could harm our reputation.

Future changes in financial accounting standards or practices may cause adverse unexpected financial reporting fluctuations and affect reported results of operations.

A change in accounting standards or practices can have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may adversely affect our reported financial results or the way we conduct business.

FORWARD LOOKING STATEMENTS

This prospectus contains “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. When used in this prospectus, statements that are not statements of current or historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “plan”, “intend”, “may,” “will,” “expect,” “believe”, “could,” “anticipate,” “estimate,” or “continue” or similar expressions or other variations or comparable terminology are intended to identify such forward-looking statements. All statements other than statements of historical fact included in this prospectus regarding our financial position, business strategy and plans or objectives for future operations are forward-looking statements. Without limiting the broader description of forward-looking statements above, we specifically note, without limitation, that statements regarding the preliminary nature of the clinical program results and the potential for further product development, that involve known and unknown risks, delays, uncertainties and other factors not under our control, the requirement of substantial future testing, clinical trials, regulatory reviews and approvals by the Food and Drug Administration and other regulatory authorities prior to the commercialization of products under development, and our ability to manufacture and sell any products, gain market acceptance earn a profit from sales or licenses of any drugs or our ability to discover new drugs in the future are all forward-looking in nature. These risks and other factors are discussed in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

This prospectus relates to shares of our Common Stock that may be offered and sold from time to time by Lincoln Park. We will receive no proceeds from the sale of shares of Common Stock by Lincoln Park in this offering. However, we may receive gross proceeds of up to $10,050,000 under the Purchase Agreement. See “Plan of Distribution” elsewhere in this prospectus for more information.

We expect to use any proceeds that we receive under the Purchase Agreement to fund the Company’s development and marketing of existing and potential spirit brands, and for general corporate purposes.

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DILUTION

Investors who purchase our common stock will be diluted to the extent of the difference between the public offering price per share of our common stock and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering. Net tangible book value per share is determined by dividing our total tangible assets less total liabilities by the number of outstanding shares of our common stock. As of June 30, 2013, we had a net tangible book value of $(410,858), or approximately $(0.00612) per share of common stock.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of common stock in this offering, assuming a purchase price of $0.25 per share, which is the minimum purchase price at which shares can be sold under the Purchase Agreement, and the pro forma as adjusted net tangible book value per share of common stock immediately after the completion of this offering. Therefore, after giving effect to our assumed receipt of $2,119,250 in estimated net proceeds from the issuance of 9,100,000 additional shares of common stock under the Purchase Agreement and registered in this offering (assuming a purchase price of $0.25 per share for 8,397,000 shares, the issuance of 603,000 additional commitment shares for no additional cash consideration, the issuance of 100,000 shares for $50,000, offering expenses of $30,000, and assuming all such sales and issuances were made on June 30, 2013), our pro forma as adjusted net tangible book value as of June 30, 2013 would have been approximately $1,708,392, or $0.0224 per share. This would represent an immediate increase in the net tangible book value of $0.028 per share to existing shareholders attributable to this offering. The following table illustrates this per share dilution:

Assumed public offering price per share of common stock (minimum allowed price)	$0.25
Net tangible book value per share as of June 30, 2013	(0.00612)
Increase in as adjusted net tangible book value per share attributable to this offering	0.028
Pro forma net tangible book value per share after this offering	0.0224
Dilution per share to new investors	$0.2276

To the extent that we sell more or less than $10,050,000 worth of shares under the Purchase Agreement, or to the extent that some or all sales are made at prices in excess of the minimum allowable purchase price of $0.25 per share, then the dilution reflected in the table above will differ. The above table is based on 67,122,512 shares of our common stock outstanding as of June 30, 2013, adjusted for the assumed sale of $2,119,250 in shares to Lincoln Park under the Purchase Agreement at the assumed minimum purchase price described above.

To the extent that we issue additional shares of common stock in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

SELLING STOCKHOLDER

This prospectus relates to the possible resale by the selling stockholder, Lincoln Park, of shares of Common Stock that have been or may be issued to Lincoln Park pursuant to the Purchase Agreement. We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the Registration Rights Agreement, which we entered into with Lincoln Park on August 29, 2013 concurrently with our execution of the Purchase Agreement, in which we agreed to provide certain registration rights with respect to sales by Lincoln Park of the shares of our Common Stock that have been or may be issued to Lincoln Park under the Purchase Agreement.

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Lincoln Park, as the selling stockholder, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares that we have sold or may sell to Lincoln Park under the Purchase Agreement. The selling stockholder may sell some, all or none of its shares. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

The following table presents information regarding the selling stockholder and the shares that it may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the selling stockholder, and reflects its holdings as of September 16, 2013. Neither Lincoln Park nor any of its affiliates has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. As used in this prospectus, the term “selling stockholder” includes Lincoln Park and any donees, pledgees, transferees or other successors in interest selling shares received after the date of this prospectus from Lincoln Park as a gift, pledge or other non-sale related transfer. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The percentage of shares beneficially owned prior to the offering is based on 68,015,012 shares of our Common Stock actually outstanding as of September 13, 2013.

Selling Stockholder	Shares Beneficially Owned Before this Offering		Percentage of Outstanding Shares Beneficially Owned Before this Offering	Shares to be Sold in this Offering Assuming The Company issues the Maximum Number of Shares Under the Purchase Agreement		Percentage of Outstanding Shares Beneficially Owned After this Offering
Lincoln Park Capital Fund, LLC (1)	703,000	(2)	1.0%	9,100,000	(3)	*	(4)

* Less than 1%

(1)	Josh Scheinfeld and Jonathan Cope, the Managing Members of Lincoln Park Capital, LLC, are deemed to be beneficial owners of all of the shares of Common Stock owned by Lincoln Park Capital Fund, LLC. Messrs. Cope and Scheinfeld have shared voting and investment power over the shares being offered under the prospectus filed with the SEC in connection with the transactions contemplated under the Purchase Agreement. Lincoln Park Capital, LLC is not a licensed broker dealer or an affiliate of a licensed broker dealer.

(2)	Represents 603,000 shares of our Common Stock issued to Lincoln Park on August 29, 2013 as a fee for its commitment to purchase additional shares of our Common Stock under the Purchase Agreement and 100,000 shares of our Common Stock issued to Lincoln Park in connection with the $50,000 Initial Purchase, all of which shares are covered by the registration statement that includes this prospectus. See the description under the heading “The Lincoln Park Transaction” for more information about the Purchase Agreement.

(3)	Based on 68,015,012 outstanding shares of our Common Stock as of September 16, 2013, which includes 603,000 shares of our Common Stock issued to Lincoln Park on August 29, 2013 as a fee for its commitment to purchase additional shares of our Common Stock under the Purchase Agreement and 100,000 shares of our Common Stock issued to Lincoln Park in connection with the $50,000 Initial Purchase. Although we may at our discretion elect to issue to Lincoln Park up to an aggregate amount of $10,050,000 of our Common Stock under the Purchase Agreement, other than the shares described in the immediately preceding sentence, such shares are not included in determining the percentage of shares beneficially owned before this offering.

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The Lincoln Park Transaction

General

On August 29, 2013, we entered into the Purchase Agreement and the Registration Rights Agreement with Lincoln Park. Pursuant to the terms of the Purchase Agreement, Lincoln Park has agreed to purchase from us up to $10,050,000 of our Common Stock (subject to certain limitations) from time to time over a 24 month period. Pursuant to the terms of the Registration Rights Agreement, we have filed with the SEC the registration statement that includes this prospectus to register for resale under the Securities Act the shares that have been or may be issued to Lincoln Park under the Purchase Agreement.

Concurrently with the execution of the Purchase Agreement on August 29, 2013, we issued to Lincoln Park 603,000 shares of our Common Stock as a fee for its commitment to purchase additional shares of our Common Stock under the Purchase Agreement and 100,000 shares of our Common Stock in consideration of $50,000 in an Initial Purchase. Other than the shares of our Common Stock that we have already issued to Lincoln Park as described above, we do not have the right to commence any further sales to Lincoln Park under the Purchase Agreement until the SEC has declared effective the registration statement of which this prospectus forms a part. Thereafter and upon satisfaction of the other conditions set forth in the Purchase Agreement, we may, from time to time and at our sole discretion, direct Lincoln Park to purchase shares of our Common Stock in amounts up to 100,000 shares on any single business day so long as at least one business day has passed since the most recent purchase or up to $500,000 per purchase plus an additional “accelerated amount” under certain circumstances. The purchase price per share is based on the market price of our Common Stock immediately preceding the time of sale as computed under the Purchase Agreement without any fixed discount. We issued 603,000 shares of our stock to Lincoln Park as a commitment fee for entering into the Purchase Agreement. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement.

Purchase of Shares Under the Purchase Agreement

Under the Purchase Agreement, on any business day selected by us, we may direct Lincoln Park to purchase up to 100,000 shares of our Common Stock on any such business day so long as one business day have passed since the last purchase. The purchase price per share for each such Regular Purchase will be equal to the lower of:

•	the lowest sale price for our Common Stock on the purchase date of such shares; or
•	the arithmetic average of the three lowest closing sale prices for our Common Stock during the 12 consecutive business days ending on the business day immediately preceding the purchase date of such shares.

In addition to Regular Purchases described above, we may also direct Lincoln Park, on any business day on which we have properly submitted a Regular Purchase notice, to purchase an additional amount of our Common Stock, which we refer to as an Accelerated Purchase, not to exceed the lesser of:

•	30% of the aggregate shares of our Common Stock traded during normal trading hours on the purchase date; and
•	three times the number of purchase shares purchased pursuant to the corresponding Regular Purchase.

The purchase price per share for each such Accelerated Purchase will be equal to the lower of:

•	90% of the volume weighted average price during (i) the entire trading day on the purchase date, if the volume of shares of our Common Stock traded on the purchase date has not exceeded a volume maximum calculated in accordance with the Purchase Agreement, or (ii) the portion of the trading day of the purchase date (calculated starting at the beginning of normal trading hours) until such time at which the volume of shares of our Common Stock traded has exceeded such volume maximum; or
•	the closing sale price of our Common Stock on the purchase date.

In the case of both Regular Purchases and Accelerated Purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price.

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Other than as set forth above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our Common Stock to Lincoln Park.

Minimum Purchase Price

Under the Purchase Agreement, we have set a floor price of $0.25 per share. Lincoln Park shall not purchase any shares of our Common Stock on any day that the closing sale price of our Common Stock is below the floor price. The floor price will be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction and, effective upon the consummation of any such event, the floor price will be the lower of (i) the adjusted price and (ii) $1.00.

Events of Default

Events of default under the Purchase Agreement include the following:

•	the effectiveness of the registration statement of which this prospectus forms a part lapses for any reason (including, without limitation, the issuance of a stop order), or any required prospectus supplement and accompanying prospectus are unavailable for the resale by Lincoln Park of our Common Stock offered hereby, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period;
•	suspension by our principal market of our Common Stock from trading for a period of three consecutive business days;
•	the de-listing of our Common Stock from our principal market, provided our Common Stock is not immediately thereafter trading on the New York Stock Exchange, the NASDAQ Global Market, the NASDAQ Global Select Market, the NASDAQ Capital Market, the NYSE Amex or the OTC Bulletin Board (or nationally recognized successor thereto);
•	the transfer agent’s failure for five business days to issue to Lincoln Park shares of our Common Stock which Lincoln Park is entitled to receive under the Purchase Agreement;
•	any breach of the representations or warranties or covenants contained in the Purchase Agreement or any related agreement which has or which could have a material adverse effect on us subject to a cure period of five business days;
•	any voluntary or involuntary participation or threatened participation in insolvency or bankruptcy proceedings by or against us; or
•	if at any time we are not eligible to transfer our Common Stock electronically or a material adverse change in our business, financial condition, operations or prospects has occurred.

Lincoln Park does not have the right to terminate the Purchase Agreement upon any of the events of default set forth above. During an event of default, all of which are outside of Lincoln Park’s control, shares of our Common Stock cannot be sold by us or purchased by Lincoln Park under the Purchase Agreement.

Our Termination Rights

We have the unconditional right, at any time, for any reason and without any payment or liability to us, to give notice to Lincoln Park to terminate the Purchase Agreement. In the event of bankruptcy proceedings by or against us, the Purchase Agreement will automatically terminate without action of any party.

No Short-Selling or Hedging by Lincoln Park

Lincoln Park has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our Common Stock during any time prior to the termination of the Purchase Agreement.

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Effect of Performance of the Purchase Agreement on Our Stockholders

All 9,100,000 shares registered in this offering which may be sold by us to Lincoln Park under the Purchase Agreement are expected to be freely tradable. It is anticipated that shares registered in this offering will be sold over a period of up to twenty-four (24) months commencing on the date that the registration statement including this prospectus becomes effective. The sale by Lincoln Park of a significant amount of shares registered in this offering at any given time could cause the market price of our Common Stock to decline and to be highly volatile. Lincoln Park may ultimately purchase all, some or none of the 9,100,000 shares of Common Stock registered in this offering. If we sell these shares to Lincoln Park, Lincoln Park may sell all, some or none of such shares. Therefore, sales to Lincoln Park by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our Common Stock. In addition, if we sell a substantial number of shares to Lincoln Park under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Lincoln Park may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any sales of our shares to Lincoln Park and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct Lincoln Park to purchase up to $10,050,000 of our Common Stock. Depending on the price per share at which we sell our Common Stock to Lincoln Park, we may be authorized to issue and sell to Lincoln Park under the Purchase Agreement more shares of our Common Stock than are offered under this prospectus. If we choose to do so, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by Lincoln Park under this prospectus is dependent upon the number of shares we direct Lincoln Park to purchase under the Purchase Agreement.

The following table sets forth the amount of gross proceeds we would receive from Lincoln Park from our sale of shares to Lincoln Park under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share		Number of Registered Shares to be Issued if Full Purchase (1)(2)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Lincoln Park (3)	Proceeds from the Sale of Shares to Lincoln Park Under the $10M Purchase Agreement
$0.25	(4)	8,497,000	11.1%	$2,124,250
$0.25	(5)	8,497,000	11.1%	$2,124,250
$0.75		8,497,000	11.1%	$6,372,750
$1.00		8,497,000	11.1%	$8,497,000
$1.50		6,700,000	9.0%	$10,050,000

(1)	Although the Purchase Agreement provides that we may sell up to $10,050,000 of our Common Stock to Lincoln Park, we are only registering 9,100,000 shares under this prospectus, which may or may not cover all the shares we ultimately sell to Lincoln Park under the Purchase Agreement, depending on the purchase price per share. As a result, we have included in this column only those shares that we are registering in this offering.

(2)	The number of registered shares to be issued excludes the 603,000 commitment shares because no proceeds will be attributable to such commitment shares.

(3)	The denominator is based on 67,915,012 shares outstanding as of September 16, 2013, adjusted to include the 603,000 shares issued to Lincoln Park as commitment shares in connection with this offering and the number of shares set forth in the adjacent column which we would have sold to Lincoln Park at the applicable assumed average purchase price per share. The numerator does not include the 603,000 shares issued to Lincoln Park as commitment shares in connection with this offering, and is based on the number of shares registered in this offering to be issued under the Purchase Agreement which includes the additional commitment shares issued pro rata as up to $10,050,000 of our Common Stock is purchased by Lincoln Park at the applicable assumed purchase price per share set forth in the adjacent column. The number of shares in such column does not include shares that may be issued to Lincoln Park under the Purchase Agreement which are not registered in this offering.

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(4)	Under the Purchase Agreement, we may not sell and Lincoln Park may not purchase any shares on a day in which the closing sale price of our Common Stock is below $0.25, as may be adjusted in accordance with the Purchase Agreement.

(5)	The closing sale price of our shares on August 29, 2013.

Plan of Distribution

The Common Stock offered by this prospectus is being offered by the selling stockholder, Lincoln Park. The Common Stock may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the Common Stock offered by this prospectus could be effected in one or more of the following methods:

•	ordinary brokers’ transactions;
•	transactions involving cross or block trades;
•	through brokers, dealers, or underwriters who may act solely as agents
•	“at the market” into an existing market for the Common Stock;
•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
•	in privately negotiated transactions; or
•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Lincoln Park has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the Common Stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that each such broker-dealer will receive commissions from Lincoln Park that will not exceed customary brokerage commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholder and/or purchasers of the Common Stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor Lincoln Park can presently estimate the amount of compensation that any agent will receive.

We know of no existing arrangements between Lincoln Park or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the selling stockholder, and any other required information.

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We will pay the expenses incident to the registration, offering, and sale of the shares to Lincoln Park. We have agreed to indemnify Lincoln Park and certain other persons against certain liabilities in connection with the offering of shares of Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Lincoln Park has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Lincoln Park specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Lincoln Park has represented to us that at no time prior to the Purchase Agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Common Stock or any hedging transaction, which establishes a net short position with respect to our Common Stock. Lincoln Park agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised Lincoln Park that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares offered by this prospectus have been sold by Lincoln Park.

Our Common Stock is quoted on the OTCBB under the symbol “TQLA”.

BUSINESS

Business Overview and Strategy

Casa Montalvo develops, markets and/or distributes alcoholic beverages, primarily in the United States. We sell our products through a network of established spirits distributors, who are licensed to distribute alcoholic beverages throughout the United States. The Company is federally licensed, maintaining the right to sell to distributors in all markets in the U.S. and globally.

The Company intends to focus on growing the market share of its initial products, the ultra-premium Montalvo line of tequilas, whose expressions include Plata, Reposado, Anejo and Extra-Anejo. We own the Montalvo brand trademark and have exclusive worldwide master distribution rights to the brands.

We intend to grow our business by expanding our portfolio of premium alcoholic beverage brands, including additional spirits categories, as well as beer and wine, through additional importation and distribution contracts of existing brands. In addition, we may choose to develop new brands or acquire existing companies with their own brand portfolios.

PROPERTY

We neither rent nor own any properties. We utilize the office space and equipment of our Chief Executive Officer and director at no cost. Management estimates such amounts to be immaterial. We currently have no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

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LEGAL PROCEEDINGS

In the ordinary course of business we may be subject to litigation from time to time. There is no current, pending or, to our knowledge, threatened litigation or administrative action to which we are a party or of which our property is the subject (including litigation or actions involving our officers, directors, affiliates, or other key personnel, or holders of record or beneficially of more than 5% of any class of our voting securities, or any associate of any such party) which in our opinion has, or is expected to have, a material adverse effect upon our business, prospects financial condition or operations.

MARKET PRICE OF AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY

Market Information

Our Common Stock is quoted on the Over-the-Counter Bulletin Board (OTCBB) under the ticker symbol “TQLA”.  The following table shows, for the periods indicated, the high and low bid prices per share of our Common Stock as by OTC Bulletin Board.  Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Quarter ended	High	Low
June 30, 2013	$1.07	$0.66
March 31, 2013	$0	$0
December 31, 2012	$0	$0
September 30, 2012	$0	$0
June 30, 2012	$0	$0
March 31, 2012	$0	$0
December 31, 2011	$0	$0
September 30, 2011	$0	$0

As of September 12, 2013, the last reported sale price of our Common Stock, as reported by the OTCBB, was $0.38.

Holders

As of September 12, 2013, there were, respectively, approximately 95 holders of record of our Common Stock.

Dividends

We have never paid cash dividends on our Common Stock. We currently anticipate that we will retain all available funds for use in the operation and expansion of our business.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read with the financial statements and accompanying notes included elsewhere in this Prospectus and the information described under the captions “Business”, “Risk Factors ” and “Special Note Regarding Forward Looking Statements ” above. The following discussion is intended to assist the reader in understanding and evaluating our financial position.

Overview

Advanced Cloud Storage, Inc. (the “Company”) was incorporated in the State of Nevada on November 18, 2010. The Company was an initial development stage and was organized to engage in the business of online data storage.

On December 21, 2012, the Registrant entered into an Agreement and Plan of Share Exchange (the “Exchange Agreement”) with Casa Montalvo Holdings, Inc., a California corporation (“Casa Montalvo”), whereby the Registrant acquired all of the issued and outstanding capital stock of Casa Montalvo in exchange (the “Exchange”) for approximately 59,000,000 post-split shares of Common Stock. Simultaneously therewith, the Registrant accepted a subscription of a private placement offering of Two Hundred Thousand (200,000) post-split shares of its Common Stock, on a post-Split basis, at an aggregate purchase price of One Hundred Thousand Dollars ($100,000).

As a result of the Exchange, Casa Montalvo became a wholly-owned subsidiary of the Registrant. Following the consummation of the Exchange, the shareholders of Casa Montalvo beneficially owned approximately eighty-nine percent (89%) of the issued and outstanding Common Stock of the Registrant. Pursuant to the terms of the Share Exchange Agreement, the Registrant’s principal shareholder agreed to retire 10,000,000 shares of the Registrant’s Common Stock. The parties have taken the actions necessary to provide that the Exchange is treated as a “tax free exchange” under Section 368 of the Internal Revenue Code of 1986, as amended. The Agreement contains customary representations, warranties and covenants of the Registrant and Casa Montalvo for like transactions. The foregoing descriptions of the above referenced agreements do not purport to be complete. For an understanding of their terms and provisions, reference should be made to the Agreement attached as Exhibits 10.1 to the Current Report on Form 8-K filed on December 24, 2012. A copy of the press release dated December 21, 2012 announcing the completion of the documents relating to the Share Exchange is attached to the Current Report on Form 8-K filed on December 24, 2012 as Exhibit 99.1 and incorporated herein by reference.

Additionally, on December 21, 2012, holders of a majority of the Company’s outstanding Common Stock voted to amend the Company’s Articles of Incorporation to: (i) change its name to Montalvo Spirits, Inc.; (ii) increase the number of its authorized shares of capital stock from 75,000,000 shares to 310,000,000 consisting of (a) 300,000,000 shares were designated as Common Stock and (b) 10,000,000 shares were designated as blank check preferred stock., and (iii) effectuate a forward split on a 1:32.4552 basis.

TARGET MARKETS AND MARKETING STRATEGY

While our primary route to market is by selling directly to distributors, who maintain extensive resources to sell to both on and off premise retail accounts, including liquor stores, grocery stores, convenience stores, bars and restaurants, to build our brands, we must effectively communicate with three distinct audiences: the distributors; the retail trade; and the end consumer. We believe advertising, marketing and promotional activities help to establish and reinforce the image and perception of our brand as we strive in building substantial brand value.

We employ in-house marketing, sales and customer service personnel who work together with third party design and advertising firms to maintain a high degree of focus on each of our products. We attempt to build brand awareness through innovative marketing activities including social media, brand tastings, as well as competitive spirits competitions. We use a variety of marketing strategies and tactics to build brand equity and increase sales, including consumer and trade advertising, price promotions, point-of-sale materials, event sponsorship, in-store and on-premise promotions and public relations, as well as a variety of other traditional and non-traditional marketing techniques. Our significant public relations campaign has helped gain editorial coverage for our brands, which increases brand awareness. Past and future event sponsorship is an economical way for us to have influential consumers taste our brands.

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PLAN OF OPERATIONS

The Company develops, markets and/or distributes alcoholic beverages, primarily in the United States. We sell our products through a network of established spirits distributors, who are licensed to distribute alcoholic beverages throughout the United States. The Company is federally licensed, maintaining the right to sell to distributors in all markets in the U.S. and globally.

The Company intends to focus on growing the market share of its initial products, the ultra-premium Montalvo line of tequilas, whose expressions include Plata, Reposado, Anejo and Extra-Anejo. We own the Montalvo brand trademark and have exclusive worldwide master distribution rights to the brands.

We intend to grow our business by expanding our portfolio of premium alcoholic beverage brands, including additional spirits categories, as well as beer and wine, through additional importation and distribution contracts of existing brands. In addition, we may choose to develop new brands or acquire existing companies with their own brand portfolios.

To achieve our goal of building a distinctive portfolio of premium craft spirits, we seek to:

•	grow revenues by securing additional independent distributors for Montalvo Tequila in multiple states in the U.S. and potentially in additional countries internationally and by targeted marketing activities. We anticipate such marketing activities will require the Company to expend approximately $750,000. As the independent distributors are generally large, well-recognized companies, the Company feels that accounts receivable financing should be available, though it may not be on favorable terms. We anticipate that increased sales revenues from Montalvo Tequila will contribute to improving our cash flow and provide additional liquidity from operations. The Company may require additional financing through private placements or issuance of notes payable, and there is no assurance that such financing will be available. In the event we are not able to increase our working capital, we will not be able to implement or may be required to delay all or part of our business plan, and our ability to attain profitable operations, generate positive cash flows from operating and investing activities and materially expand the business will be materially adversely affected.

•	explore the potential of developing or acquiring new or existing brands by identifying attractive acquisition candidates, entering into negotiations and reaching agreements with these candidates and obtaining financing to acquire such brands. We estimate we will expend $15,000 to identify brands that are potential acquisition targets and $25,000 discussing and negotiating acquisition terms and drafting preliminary agreements; the funding required to acquire a potential target is too speculative to estimate. We intend to finance our brand acquisitions through a combination of third party financing and, in appropriate circumstances, the further issuance of equity and/or debt securities. Acquiring additional brands could have a significant effect on our financial position, and could cause substantial fluctuations in our quarterly and yearly operating results. Also, the pursuit of acquisitions and other new business relationships may require significant management attention. We may not be able to successfully identify attractive acquisition candidates, obtain financing on favorable terms or complete these types of transactions in a timely manner and on terms acceptable to us, if at all.

PRODUCTS

We have an Exclusive Worldwide Distribution Agreement with Destilidora Huerta Real, S.A. de C.V., the producers of Montalvo Tequila. Montalvo, an award winning, ultra-premium tequila brand is a handcrafted, meticulously formulated tequila produced from only the highest quality blue agave plants from the Lowlands of Jalisco, Mexico. Montalvo ensures the brand’s premium quality by handcrafting in small batches, using hand-selected Blue Weber agave plants picked at the peak of maturity and employing a third distillation. Fourth-generation tequila producers Sergio and Carlos Gonzalez Rivera have combined their family’s ancient traditions with modern techniques, resulting in clean, smooth and memorable tequila. Montalvo is available in four expressions: Plata, Reposado, Añejo and Extra-Añejo.

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CUSTOMERS

The U.S. alcoholic beverage industry is a regulated, three-tier system of suppliers, distributors and retailers. The Company currently distributes the Montalvo Tequila brand through a network of independent distributors. The Company also maintains an arrangement with MHW, Ltd., a third-party leading service provider to alcoholic beverage companies, to import the Montalvo brand into the U.S. as well as to sell Montalvo directly to retailers in New York, New Jersey and California. The Company hopes to expand the number of independent distributors in certain existing markets and new markets, when the Company has sufficient funds to maintain a larger marketing campaign.

RESULTS OF OPERATIONS

Net Sales: For the period ending June 30, 2013 we had sales of $43,474, as compared to sales of $4,099 for the period ending June 30, 2012, an increase of $39,375 or 961%.  This increase is primarily due to the signing of a distribution agreement in Florida and increased marketing efforts in New York and California.

Gross Margin: Gross margin increased to $27,075, or 62% of sales for the period ending June 30, 2013 from $2,559, or 62% of sales for the period ending June 30, 2012. Margin has also been maintained by the Company’s premium product selling strategy implemented by the company that targets premium price points, targeted non-price discounting promotion for its products and low overhead.

Operating Expenses: Operating expenses for the three months ended June 30, 2013 totaled $113,181 as compared to expenses of $90,187 from June 30, 2012 resulting in a net operating loss of $86,106. The increase in operating expenses was attributable to the expenses incurred in the acquisition by the Company of Casa Montalvo Holdings, Inc.  Total operating loss for the three months ended June 30, 2013 was $86,106 as compared to $87,628 for the three months ended June 30, 2012.

Interest expense: Interest expense for the quarter ended June 30, 2013 was approximately $820 compared to $890 for the same period last year, a net decrease of $70 or 9%.  This decrease is predominantly due to the repayment of additional promissory notes as compared to prior year.

Net income (loss): The above resulted in a net loss of $86,926 for the quarter ended June 30, 2013 compared to a net loss of $88,518 for the year ended quarter ended June 30, 2012.

FINANCIAL LIQUIDITY AND CAPITAL RESOURCES

Our accompanying consolidated financial statements have been prepared on a basis that assumes the Company will continue as a going concern. As of June 30, 2013, the Company has a shareholders’ deficit of approximately $410,858 compared with a deficit of approximately $328,932 at June 30, 2012, and has incurred significant operating losses and negative cash flows since inception. For the period ended June 30, 2013, the Company sustained a net loss of $86,926 compared to a net loss before income tax of $88,518 for the period ended June 30, 2012 and used cash of approximately $37,985 in operating activities for the period ended June 30, 2013 compared with approximately $9,037 for the period ended June 30, 2012. The accompanying consolidated financial statements do not include any adjustments relating to the classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the company be unable to continue in existence.

We will need to continue to carefully manage our working capital and our business decisions will continue to be influenced by our working capital requirements.

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Net Cash used in Operating Activities: Net cash used in operating activities for the period ended June 30, 2013 was approximately $37,985, primarily from our loss of approximately $86,926 from changes in operating assets and liabilities of $48,941 including increases in accounts payable and accrued liabilities and accounts receivable and a decrease in inventories. We have, to date, funded our operations predominantly through loans from shareholders, officers and investors and additionally through the issuance of our Common Stock as payment for outstanding obligations.

Net Cash provided by Financing Activities: Net cash provided by financing activities for the period ended June 30, 2013 was approximately $16,500 from the sale of Common Stock.

GOING CONCERN

We have incurred losses from operations of $1,841,323 and have had limited revenues from operations from inception through June 30, 2013. Further, the Company has inadequate working capital to maintain or develop its operations, and is dependent upon funds from private investors and the support of certain stockholders.

These factors raise substantial doubt about the ability of the Company to continue as a going concern. Management is planning to raise necessary additional funds through loans and additional sales of its Common Stock. There is no assurance that the Company will be successful in raising additional capital or in further developing its operations

OFF BALANCE SHEET ARRANGEMENTS

As of June 30, 2013, there were no off balance sheet arrangements.

BASIS OF PRESENTATION

The financial statements of the Company are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

CRITICAL ACCOUNTING POLICIES

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) the disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and (iii) the reported amount of net sales and expenses recognized during the periods presented. Adjustments made with respect to the use of estimates often relate to improved information not previously available. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of financial statements; accordingly, actual results could differ from these estimates. These estimates and assumptions also affect the reported amounts of revenues, costs and expenses during the reporting period. Management evaluates these estimates and assumptions on a regular basis. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue from product sales in accordance with Topic 360 ” Revenue Recognition in Financial Statements ,” which is when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) delivery of products and services has occurred, (3) the fee is fixed or determinable and (4) collectability is reasonably assured.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. At June 30, 2013, cash and cash equivalents include cash on hand and cash in the bank.

Property and Equipment

Property and equipment is recorded at cost and depreciated over the estimated useful lives of the assets using principally the straight-line method. When items are retired or otherwise disposed of, income is charged or credited for the difference between net book value and proceeds realized. Ordinary maintenance and repairs are charged to expense as incurred, and replacements and betterments are capitalized.

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The range of estimated useful lives used to calculated depreciation for principal items of property and equipment are as follow:

Asset Category	Depreciation/ Amortization Period
Furniture and Fixture	3 Years
Office equipment	3 Years

At June 30, 2013, property and equipment consisted of office equipment purchased during the period.

Impairment of Long-Lived Assets

Long-Lived Assets, such as property, plant, and equipment and purchased intangibles, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Any goodwill or other intangible assets are tested at least annually for impairment. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. There were no events or changes in circumstances that necessitated an impairment of long lived assets as of June 30, 2013.

Income Taxes

Deferred income taxes are provided to reflect the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 contains a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not, that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount, which is more than 50% likely of being realized upon ultimate settlement. The Company considers many factors when evaluating and estimating the Company’s tax positions and tax benefits, which may require periodic adjustments. At June 30, 2013, the Company did not record any liabilities for uncertain tax positions.

Concentration of Credit Risk

The Company maintains its operating cash balances in banks located in California. The Federal Depository Insurance Corporation (“FDIC”) insures accounts at each institution up to $100,000. At June 30, 2013, the Company’s cash accounts were below the insured limit.

Earnings Per Share

Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options, warrants, and other commitments to issue Common Stock were exercised or equity awards vest resulting in the issuance of Common Stock that could share in the earnings of the Company. The Company does not have any options, warrants or other Common Stock equivalents outstanding as of June 30, 2013.

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Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of cash, accounts payable, accrued liabilities, and advances from affiliates. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities of these instruments. The estimated fair value is not necessarily indicative of the amounts the Company would realize in a current market exchange or from future earnings or cash flows.

ASC Topic 820, ” Fair Value Measurements ” (“ASC Topic 820”) defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The standard provides a consistent definition of fair value that focuses on an exit price that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard also prioritizes, within the measurement of fair value, the use of market-based information over entity specific information and establishes a three-level hierarchy for fair value measurements based on the nature of inputs used in the valuation of an asset or liability as of the measurement date.

The three-level hierarchy for fair value measurements is defined as follows:

Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets;

Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, or inputs that are observable for the assets or liabilities other than quoted prices, either directly or indirectly, including inputs in markets that are not considered to be active;

Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Recently Issued Accounting Principles

In January 2013, the FASB issued ASU No. 2013-01, “Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities”. This ASU clarifies that the scope of ASU No. 2011-11, “Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities.” applies only to derivatives, repurchase agreements and reverse purchase agreements, and securities borrowing and securities lending transactions that are either offset in accordance with specific criteria contained in FASB Accounting Standards Codification or subject to a master netting arrangement or similar agreement. The amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning on or after January 1, 2013.

In February 2013, the FASB issued ASU No. 2013-02, “Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income.” The ASU adds new disclosure requirements for items reclassified out of accumulated other comprehensive income by component and their corresponding effect on net income. The ASU is effective for public entities for fiscal years beginning after December 15, 2013.

In February 2013, the Financial Accounting Standards Board, or FASB, issued ASU No. 2013-04, “Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for which the Total Amount of the Obligation Is Fixed at the Reporting Date.” This ASU addresses the recognition, measurement, and disclosure of certain obligations resulting from joint and several arrangements including debt arrangements, other contractual obligations, and settled litigation and judicial rulings. The ASU is effective for public entities for fiscal years, and interim periods within those years, beginning after December 15, 2013.

In March 2013, the FASB issued ASU No. 2013-05, “Foreign Currency Matters (Topic 830): Parent’s Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity.” This ASU addresses the accounting for the cumulative translation adjustment when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a nonprofit activity or a business within a foreign entity. The guidance outlines the events when cumulative translation adjustments should be released into net income and is intended by FASB to eliminate some disparity in current accounting practice. This ASU is effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013.

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In March 2013, the FASB issued ASU 2013-07, “Presentation of Financial Statements (Topic 205): Liquidation Basis of Accounting.” The amendments require an entity to prepare its financial statements using the liquidation basis of accounting when liquidation is imminent. Liquidation is imminent when the likelihood is remote that the entity will return from liquidation and either (a) a plan for liquidation is approved by the person or persons with the authority to make such a plan effective and the likelihood is remote that the execution of the plan will be blocked by other parties or (b) a plan for liquidation is being imposed by other forces (for example, involuntary bankruptcy). If a plan for liquidation was specified in the entity’s governing documents from the entity’s inception (for example, limited-life entities), the entity should apply the liquidation basis of accounting only if the approved plan for liquidation differs from the plan for liquidation that was specified at the entity’s inception. The amendments require financial statements prepared using the liquidation basis of accounting to present relevant information about an entity’s expected resources in liquidation by measuring and presenting assets at the amount of the expected cash proceeds from liquidation. The entity should include in its presentation of assets any items it had not previously recognized under U.S. GAAP but that it expects to either sell in liquidation or use in settling liabilities (for example, trademarks). The amendments are effective for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods therein. Entities should apply the requirements prospectively from the day that liquidation becomes imminent. Early adoption is permitted.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The required Financial Statements and the notes thereto are contained in a separate section of this registration statement.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth biographical information about each of our directors and executive officers:

Name	Age	Title
Alex Viecco	48	Chief Executive Officer, Director
Carlos Gonzalez Rivera	41	Chief Operating Officer; Chief Financial Officer
Sergio Gonzalez Rivera	43	President, Director
Daniel Cahill	38	Director of Sales, Director

The Company’s executive officers and directors are elected annually and serve until the next annual meeting of stockholders.

Alex Viecco, Chief Executive Officer and Director, has served as the Chief Executive Officer of Casa Montalvo Holdings, Inc. since 2011, prior thereto and from 2000 to 2011, Mr. Viecco served as the Co-Founder and Vice President of New Era Debt Solutions, in Camarillo, California. Under Mr. Viecco’s leadership, New Era Debt Solutions has become an industry leader, providing debt resolution for thousands of clients throughout the United States. With his expertise in the debt resolution field, Mr. Viecco has been featured in numerous industry publications. Mr. Viecco also worked as a Financial Consultant with a division of Citigroup, and consistently led sales throughout his five-year tenure. While serving in this capacity, Mr. Viecco managed, supervised, and trained dozens of representatives into successful positions, and received multiple awards. The Company believed Mr. Viecco’s extensive business and finance expertise made him an ideal candidate to serve in these capacities.

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Sergio Gonzalez Rivera , Chief Operating Officer and Director, has served as the President of Casa Montalvo Holdings, Inc. since 2011, prior thereto and from 2005 to the present, Mr. Gonzalez Rivera has served as a Director of Destilidora Huerta Real, S.A. de C.V., a distillery located in Jalisco, Mexico. From a young age, Mr. Gonzalez Rivera began learning from his father and uncles all of the intricacies of the art of producing tequila, from picking the perfect Blue Agave Weber plants, to identifying the best time to harvest the plants to give the best yield. Sergio learned the secret of producing high quality Tequila is combining ancient techniques with modern world trends. His family’s experience in tequila business dates back to his great grandfather and Sergio has worked in a variety of positions in the industry from sales, engineering, product development, customer service and management. Mr. Gonzalez Rivera earned a degree in Business Management, Project Management, Marketing, Innovation and Strategies, Real Estate Business, and Sales from the University of Guadalajara. Mr. Rivera also continued his studies in Systems Engineering in Germany, with a specialization in business and entrepreneurism. The Company believes Mr. Gonzalez Rivera’s distinguished career in the tequila industry and the region, made him ideal for these positions. Mr. Gonzalez Rivera also serves as Councilman of the Municipality of Tequila, Mexico.

Carlos Gonzalez Rivera, President and Director, has served as the Chief Operating of Casa Montalvo Holdings, Inc. since 2011, prior thereto and from 2005 to the present, served as President of Destilidora Huerta Real, S.A. de C.V., a distillery located in Jalisco, Mexico. Mr. Gonzalez Rivera spent many years with his family learning the art of producing tequila. His particular interest was in harvesting the plants and learning their regional attributes and has been recognized by the local farmers as an instrumental representative to ensure fair trade in the region. Mr. Gonzalez Rivera graduated from the University of Guadalajara, Mexico with a degree in Dentistry Medicine in 1994. After further studies and specializing as a dental surgeon, he travelled to the United States to continue his studies in modern dental techniques, where he worked with well-respected dentists in Oxnard, California and Thousand Oaks, California. The Company believes Mr. Rivera’s previous experience operating tequilerias make him an asset to the Company.

Daniel Cahill, Director of Sales and Director, has served as the Director of Sales of Casa Montalvo Holdings, Inc. since 2011, prior thereto and from 2011 to 2012 Mr. Cahill served as the Managing Director of Point Loma Capital, Inc. Prior thereto and from 2001 to 2011, Mr. Cahill served in various positions at Meyers Associates, Aegis Capital and Maxim Group. Throughout his career, he has executed a wide variety of financing transactions as an investment banker to numerous private and publicly traded companies, as well as spending significant time and resources mentoring and developing new advisors on how to build and maintain client relationships. The Company believes Mr. Cahill’s experience in the finance industry would be an asset to the Company.

EXECUTIVE COMPENSATION

The following table sets forth all of the compensation awarded to, earned by or paid to (i) each individual serving as the Company’s principal executive officer during the last three completed fiscal years ending March 31, 2013, 2012 and 2011; (ii) each other individual that served as an executive officer of the Company at the conclusion of the fiscal year ended March 31, 2013 and who received in excess of $100,000 in the form of salary and bonus during such fiscal year.

Name and Principal Position	Year	Salary (1)	Bonus	Equity Awards	Option Awards	All Other Compensation	Total
George Frederick	2013	—	—	—	—	—	—
Meyer, Former President, Secretary, Treasurer	2012	—	—	—	—	—	—
and Chief Executive Officer	2011	—	—	—	—	—	—

Alex Viecco,*	2013	72,000	—	187,612	—	—	259,612
Chief Executive Officer	2012	18,000	—	—	—	—	18,000

Carlos Gonzalez Rivera *	2013	72,000	—	187,612	—	—	259,612
Chief Operating and	2012	18,000	—	—	—	—	18,000
Financial Officer

Sergio Gonzalez Rivera *	2013	72,000	—	187,612	—	—	259,612
President	2012	18,000	—	—	—	—	18,000

Daniel P. Cahill *	2013	—	—	120,649	—	—	120,649
Director of Sales	2012	—	—	—	—	—	—

*Appointed December 21, 2012

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for each named executive officer certain information concerning the outstanding equity awards as of March 31, 2013:

Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested
George Frederick Meyer, former	—	—	—	—	—	—	—	—

Alex Viecco, CEO	—	—	—	—	—	—	—	—

Carlos Gonzalez Rivera, COO, CFO	—	—	—	—	—	—	—	—

Sergio Gonzalez Rivera, President	—	—	—	—	—	—	—	—

Daniel Cahill, Director of Sales	—	—	—	—	—	—	—	—

EMPLOYMENT AGREEMENTS

Employment with the President

On January 1, 2012, the Company and Carlos Gonzalez (“CG”), entered into an Employment Agreement (the “Employment Agreement”), to employ CG as the Company’s President. The initial term of employment under the agreement is from January 1, 2012 (the “Effective Date”) until December 31, 2014, unless sooner terminated in accordance with the terms of the Employment Agreement. Pursuant to the Employment Agreement, CG is entitled to a salary of $72,000 per annum for the period beginning on the Effective Date through December 31, 2012. The salary of CG was extended through December 31, 2013.

Employment with the Chief Operating Officer

On January 1, 2012, the Company and Sergio Gonzalez (“SG”), entered into an Employment Agreement (the “Employment Agreement”), to employ CG as the Company’s Chief Operating Officer. The initial term of employment under the agreement is from January 1, 2012 (the “Effective Date”) until December 31, 2014, unless sooner terminated in accordance with the terms of the Employment Agreement. Pursuant to the Employment Agreement, SG is entitled to a salary of $72,000 per annum for the period beginning on the Effective Date through December 31, 2012. The salary of SG was extended through December 31, 2013.

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Employment with the Chief Executive Officer

On January 1, 2012, the Company and Alex Viecco (“AV”), entered into an Employment Agreement (the “Employment Agreement”), to employ CG as the Company’s Chief Executive Officer. The initial term of employment under the agreement is from January 1, 2012 (the “Effective Date”) until December 31, 2014, unless sooner terminated in accordance with the terms of the Employment Agreement. Pursuant to the Employment Agreement, AV is entitled to a salary of $72,000 per annum for the period beginning on the Effective Date through December 31, 2012. The salary of AV was extended through December 31, 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of October 14, 2013 (except as otherwise indicated), regarding beneficial ownership of our Common Stock by (i) each person who is known by us to own beneficially more than 5% of the Common Stock, (ii) each of our directors and nominees for director, (iii) each of the Named Executive Officers (as defined below) and (iv) all our directors and executive officers as a group. As used in the table below, the term beneficial ownership with respect to a security consists of sole or shared voting power, including the power to vote or direct the vote, and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to the security through any contract, arrangement, understanding, relationship, or otherwise, including a right to acquire such power(s) during the 60 days immediately following October 14, 2013. As of October 14, 2013, we had 68,015,012 shares of Common Stock outstanding.

Shareholder	Beneficial Ownership (a)	Percent of Class (b)
Sergio Gonzalez Rivera	8,037,595	11.8%
Daniel Cahill (c)	3,161,342	4.7%
Carlos Gonzalez Rivera	8,037,595	11.8%
Alex Viecco	8,037,595	11.8%
Charles Duff (d)	6,228,057	9.2%
Ronald Shoemaker	6,237,295	9.2%
All Directors and Executive Officers as a group	27,274,127	40.1

(a) Security ownership is direct unless indicated otherwise. Security ownership information for beneficial owners is taken from statements filed with the Securities and Exchange Commission pursuant to Sections 13(d), 13(g) and 16(a) and/or information made known to the Company.

(b) Based on 68,015,012 shares of our Common Stock outstanding as of September 16, 2013.

(c) Includes 1,157,741 shares held by DPC Consultants, LLC. Daniel Cahill holds voting and dispositive power over DPC Consultants, LLC.

(d) Includes 1,440,405 shares held by Point Loma Capital, Inc. and 1,402,503 shares held by CMFD Group, LLC. Charles Duff holds voting and dispositive power over Point Loma Capital, Inc. and CMFD Group, LLC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTION

Currently, there are no contemplated transactions that the Company may enter into with our officers, directors or affiliates. If any such transactions are contemplated we will file such disclosure in a timely manner with the Commission on the proper form making such transaction available for the public to view.

The Company has no formal written employment agreement or other contracts with our current director and officer and director and there is no assurance that the services to be provided by them will be available for any specific length of time in the future. The amounts of compensation and other terms of any full time employment arrangements would be determined, if and when, such arrangements become necessary.

LEGAL MATTERS

The validity of the Common Stock offered in this Prospectus has been passed upon for us by Kane Kessler, P.C., 1350 Avenue of the Americas, New York, New York 10019.

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EXPERTS

The consolidated balance sheets of Montalvo Spirits, Inc. as of March 31, 2013 and 2012 and the related consolidated statements of operations, stockholder’s equity (deficit), and cash flows for the fiscal year then ended, for the period from April 4, 2011 (inception) through March 31, 2012 and for the period from April 4, 2011 (inception) through March 31, 2013, included in this registration statement on Form S-1, have been audited by Li and Company, PC, an independent registered public accounting firm, as stated in their report appearing with the financial statements. These financial statements are included in reliance upon the report of Li and Company, PC given upon their authority as experts in accounting and auditing.

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Montalvo Spirits, Inc.

(Formerly Advanced Cloud Storage, Inc.)

(A Development Stage Company)

INDEX TO FINANCIAL STATEMENTS

38

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Montalvo Spirits, Inc.

(Formerly Advanced Cloud Storage, Inc.)

(A Development Stage Company)

Moorpark, California

We have audited the accompanying consolidated balance sheets of Montalvo Spirits, Inc., a development stage company, (the “Company”) as of March 31, 2013 and 2012, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the fiscal year then ended, for the period from April 4, 2011 (inception) through March 31, 2012 and for the period from April 4, 2011 (inception) through March 31, 2013. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2013 and 2012 and the results of its operations and its cash flows for the fiscal year then ended, for the period from April 4, 2011 (inception) through March 31, 2012 and for the period from April 4, 2011 (inception) through March 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company had a deficit accumulated during the development stage at March 31, 2013 and had a net loss and net cash used in operating activities for the fiscal year then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Li and Company, PC
Li and Company, PC

Skillman, New Jersey

July 15, 2013

F-1

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Montalvo Spirits, Inc.

(Formerly Advanced Cloud Storage, Inc.)

(A Development Stage Company)

Consolidated Balance Sheets

	March 31, 2013	March 31, 2012

ASSETS
CURRENT ASSETS
Cash	$23,291	$6,905
Subscription Receivable	16,500	-
Inventories	346,197	37,100

Total Current Assets	385,988	44,005

TOTAL ASSETS	$385,988	$44,005

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued liabilites	$353,770	$72,975
Advance from stockholder	150	-
Note payable	15,000	21,000
Current maturities of notes payable - related parties	26,000	15,000

Total Current Liabilities	394,920	108,975

LONG-TERM LIABILITIES
Notes payable - related parties, net of current maturities	320,000	8,000

Total Liabilities	714,920	116,975

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock par value $0.001: 10,000,000 shares authirozied;
none issued or outstanding	-	-
Common stock par value $0.001: 300,000,000 shares authorized;
67,112,512 and 15,328,920 shares issued and outstanding respectively	67,113	15,329
Additional paid-in capital	1,358,352	41,771
Deficit accumulated during the development stage	(1,754,397)	(130,070)

Total Stockholders’ Equity (Deficit)	(328,932)	(72,970)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$385,988	$44,005

See accompanying notes to the consolidated financials statements.

F-2

Montalvo Spirits, Inc.

(Formerly Advanced Cloud Storage, Inc.)

(A Development Stage Company)

Consolidated Statements of Operations

		For the Period from	For the Period from
	For the Fiscal	April 4, 2011	April 4, 2011
	Year	(Inception)	(Inception)
	Ended	through	through
	March 31, 2013	March 31, 2012	March 31, 2013

SALES	$28,819	$-	$28,819

COST OF GOODS SOLD	12,034	-	12,034

GROSS MARGIN	16,785	-	16,785

OPERATING EXPENSES
Selling expense	58,299	33,224	91,523
Salaries and wages	1,461,101	61,500	1,522,601
Consulting fee	72,000	18,000	90,000
General and administrative	45,553	16,321	61,874

Total Operating Expenses	1,636,953	129,045	1,765,998

LOSS FROM OPERATIONS	(1,620,168)	(129,045)	(1,749,213)

OTHER (INCOME) EXPENSE
Interest expense	4,159	1,025	5,184

Total Other (Income) Expense	4,159	1,025	5,184

LOSS BEFORE INCOME TAX PROVISION	(1,624,327)	(130,070)	(1,754,397)

Income tax provision	-	-	-

NET LOSS	$(1,624,327)	$(130,070)	$(1,754,397)

Net Loss per Common Share
- Basic and diluted	$(0.02)	$(0.01)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
- Basic and diluted	66,209,841	15,268,589

See accompanying notes to the consolidated financials statements.

F-3

Montalvo Spirits, Inc.

(Formerly Advanced Cloud Storage, Inc.)

(A Development Stage Company)

Consolidated Statement of Stockholders’ Equity (Deficit)

For the Period from April 4, 2011 (inception) through March 31, 2013

					Deficit Accumulated	Total
	Common stock par value $0.001		Additional	Stock	during the	Stockholders’
	Number of Shares	Amount	Paid-In Capital	Subscription Receivable	Development Stage	Equity (Deficit)

Balance at inception,April 4, 2011	-	$-	$-	$-	$-	$-

Common stock issued to founders for cash at par value
upon formation	14,600,000	14,600				14,600

Common stock issued to founders for services at par value
upon formation	600,000	600				600

Common stock issued for cash
at $0.325 per share from August 24, 2011
through September 2, 2011	28,920	29	9,371			9,400

Common stock issued for services
at $0.325 per share on September 27, 2011	100,000	100	32,400			32,500

Net loss					(130,070)	(130,070)

Balance at March 31, 2012	15,328,920	15,329	41,771	-	(130,070)	(72,970)

Reverse acqusition adjustment	51,371,092	51,371	1,102,185			1,153,556

Common stock issued for cash
at $0.5 per share on December 21, 2012	200,000	200	99,800	(30,000)		70,000

Common stock issued for cash
at $0.40 per share on February 12, 2013	12,500	13	4,987			5,000

Common stock issued for services on March 29, 2013	200,000	200	99,800			100,000

Stock subscription receivable collected				30,000		30,000

Forgiveness of debt by stockholder			9,809			9,809

Net loss					(1,624,327)	(1,624,327)

Balance, March 31, 2013	67,112,512	$67,113	$1,358,352	$-	$(1,754,397)	$(328,932)

See accompanying notes to the consolidated financials statements.

F-4

Montalvo Spirits, Inc.

(Formerly Advanced Cloud Storage, Inc.)

(A Development Stage Company)

Consolidated Statements of Cash Flows

		For the Period from	For the Period from
	For the Fiscal Year	April 4, 2011 (Inception)	April 4, 2011 (Inception)
	Ended	through	through
	March 31, 2013	March 31, 2012	March 31, 2013

OPERATING ACTIVITIES:
Net Loss	$(1,624,327)	$(130,070)	$(1,754,397)
Adjustments to reconcile net loss to net cash used in operating activities:
Allowance for doubtful accounts	-
Depreciation	-
Stock based compensation	1,237,601	33,100	1,270,701
Changes in operating assets and liabilities:
Inventories	10,903	(37,100)	(26,197)
Accounts payable and accrued liabilites	280,795	72,975	353,770

Net Cash Used in Operating Activities	(95,028)	(61,095)	(156,123)

FINANCING ACTIVITIES:
Cash acquired from the reverse acquisition	25,764	-	25,764
Proceeds from notes payable - related party	3,000	23,000	26,000
Proceeds from notes payable	-	21,000	21,000
Repayment of notes payable	(6,000)	-	(6,000)
Proceeds from sale of common stock	88,500	24,000	112,500
Advances from stockholder	150	-	150

Net Cash Provided by Financing Activities	111,414	68,000	179,414

NET CHANGE IN CASH	16,386	6,905	23,291

CASH AT BEGINNING OF PERIOD	6,905	-	-

CASH AT END OF PERIOD	$23,291	$6,905	$23,291

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Interest paid	248	$1,025	$1,273
Income tax paid	-	$-	$-

NON CASH FINANCING AND INVESTING ACTIVITIES:
Common stock issued for a stock subscription receivable	$16,500	$-	$16,500
Note payable issued for inventory	$320,000	$-	$320,000

See accompanying notes to the consolidated financials statements.

F-5

Montalvo Spirits, Inc.

(Formerly Advanced Cloud Storage, Inc.)

(A Development Stage Company)

March 31, 2013 and 2012

Notes to the Consolidated Financial Statements

Note 1 – Organization and Operations

Montalvo Spirits, Inc. (Formerly Advanced Cloud Storage, Inc.)

Advanced Cloud Storage, Inc. (“Advanced Cloud Storage”) was incorporated on November 18, 2010 under the laws of the State of Nevada. The Company intends to market and sell its planed secure online data storage through its’ intended website.

Amendment to the Certificate of Incorporation

On December 21, 2012, holders of a majority of the Company’s outstanding Common Stock voted to amend the Company’s Articles of Incorporation to: (i) change its name to “Montalvo Spirits, Inc.” (the “Company”), (ii) increase the number of its authorized shares of capital stock from 75,000,000 shares to 310,000,000 consisting of (a) 300,000,000 shares were designated as Common Stock and (b) 10,000,000 shares were designated as blank check preferred stock and (iii) effectuate a forward split on a 1:32.4552 basis (“the Amendment”).

CASA Montalvo Holdings, Inc.

CASA Montalvo Holdings, Inc. (“Casa Montalvo”) was incorporated under the laws of the State of California on April 4, 2011. The Company develops, markets and/or distributes alcoholic beverages, primarily in the United States.

Formation of Montalvo Imports LLC

On August 9, 2012, the Company formed Montalvo Imports LLC (“LLC” or “Imports”) under the laws of the State of Delaware.  The LLC, of which the Company is the sole member, was formed to provide the same services as that of the Company.

Acquisition of CASA Montalvo Treated as a Reverse Acquisition

On December 21, 2012, Advanced Cloud Storage, Inc., a Nevada corporation, entered into and consummated the Agreement and Plan of Share Exchange (the “Exchange Agreement”) with Casa Montalvo Holdings, Inc., a California corporation (“Casa Montalvo”) and the shareholders of Casa Montalvo (the “Exchange”). Upon consummation of the transactions set forth in the Agreement (the “Closing”), the Registrant adopted the business plan of Casa Montalvo.

Pursuant to the Agreement, the Registrant agreed to acquire all of the issued and outstanding capital stock of Casa Montalvo in exchange for the issuance of an aggregate 1,817,891 shares (the “Exchange Shares”) of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”). As a result of the Exchange, Casa Montalvo became a wholly-owned subsidiary of the Registrant. Following the consummation of the Exchange, the shareholders of Casa Montalvo will beneficially own approximately eighty-eight and one half percent (88.5%) of the issued and outstanding Common Stock of the Registrant. The parties have taken the actions necessary to provide that the Exchange is treated as a “tax free exchange” under Section 368 of the Internal Revenue Code of 1986, as amended. Pursuant to the terms of the Exchange Agreement, the Registrant’s principal shareholder agreed to retire 10,000,000 shares of the Registrant’s Common Stock. The Exchange Agreement contains customary representations, warranties and covenants of the Registrant and Casa Montalvo for like transactions.

F-6

As a result of the controlling financial interest of the former stockholder of Casa Montalvo, for financial statement reporting purposes, the merger between the Company and Casa Montalvo has been treated as a reverse acquisition with Casa Montalvo deemed the accounting acquirer and the Company deemed the accounting acquiree under the acquisition method of accounting in accordance with section 805-10-55 of the FASB Accounting Standards Codification. The reverse acquisition is deemed a capital transaction and the net assets of Casa Montalvo (the accounting acquirer) are carried forward to the Company (the legal acquirer and the reporting entity) at their carrying value before the acquisition.  The acquisition process utilizes the capital structure of the Company and the assets and liabilities of Casa Montalvo which are recorded at their historical cost.  The equity of the Company is the historical equity of Casa Montalvo retroactively restated to reflect the number of shares issued by the Company in the transaction.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Principles of Consolidation

The Company applies the guidance of Topic 810 “Consolidation” of the FASB Accounting Standards Codification to determine whether and how to consolidate another entity. Pursuant to ASC Paragraph 810-10-15-10 all majority-owned subsidiaries—all entities in which a parent has a controlling financial interest—shall be consolidated except (1) when control does not rest with the parent, the majority owner; (2) if the parent is a broker-dealer within the scope of Topic 940 and control is likely to be temporary; (3) consolidation by an investment company within the scope of Topic 946 of a non-investment-company investee. Pursuant to ASC Paragraph 810-10-15-8 the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation. The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree. The Company consolidates all less-than-majority-owned subsidiaries, in which the parent’s power to control exists.

The Company’s consolidated subsidiary and/or entity is as follows:

Name of consolidated subsidiary or entity	State or other jurisdiction of incorporation or organization	Date of incorporation or formation (date of acquisition, if applicable)	Attributable interest

CASA Montalvo Holdings, Inc.	The State of California	April 4, 2011	100%

Montalvo Imports LLC	The State of Delaware	August 9, 2012	100%

The consolidated financial statements include all accounts of the Company as of December 31, 2012 and for the period from December 21, 2012 (date of acquisition) through December 31, 2012; Casa Montalvo as of December 31, 2012 and 2011 and for the nine months ended December 31, 2012 and for the period from April 4, 2011 (inception) through December 31, 2011; and Montalvo Imports as of December 31, 2012 and for the period from August 9, 2012 (inception) through December 31, 2012.

All inter-company balances and transactions have been eliminated.

Reclassification

Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation.   These reclassifications had no effect on reported losses.

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company’s development stage activities.

F-7

Use of Estimates and Assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reporting period.

The Company’s significant estimates and assumptions include the fair value of financial instruments; income tax rate, income tax provision, deferred tax assets and valuation allowance of deferred tax assets; and the assumption that the Company will be a going concern. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as prepaid expenses, accounts payable and accrued liabilities, approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

F-8

It is not, however, practical to determine the fair value of advances from stockholders, if any, due to their related party nature.

Fiscal Year-End

The Company elected March 31 st as its fiscal year ending date.

Fair Value of Non-Financial Assets or Liabilities Measured on a Recurring Basis

The Company’s non-financial assets include inventories. The Company identifies potentially excess and slow-moving inventories by evaluating turn rates, inventory levels and other factors. Excess quantities are identified through evaluation of inventory aging, review of inventory turns and historical sales experiences. The Company provides lower of cost or market reserves for such identified excess and slow-moving inventories. The Company establishes a reserve for inventory shrinkage, if any, based on the historical results of physical inventory cycle counts.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Inventories

Inventory Valuation

The Company values inventory, consisting of finished goods, at the lower of cost or market. Cost is determined on the first-in and first-out (“FIFO”) method. The Company reduces inventory for the diminution of value, resulting from product obsolescence, damage or other issues affecting marketability, equal to the difference between the cost of the inventory and its estimated market value.  Factors utilized in the determination of estimated market value include (i) estimates of future demand, and (ii) competitive pricing pressures.

Inventory Obsolescence and Markdowns

The Company evaluates its current level of inventory considering historical sales and other factors and, based on this evaluation, classify inventory markdowns in the income statement as a component of cost of goods sold pursuant to Paragraph 420-10-S99 of the FASB Accounting Standards Codification to adjust inventory to net realizable value. These markdowns are estimates, which could vary significantly from actual requirements if future economic conditions, customer demand or competition differ from expectations.

There was no inventory obsolescence for the fiscal year ended March 31, 2013 or for the period from April 4, 2011 through March 31, 2012.

There was no lower of cost or market adjustments for the fiscal year ended March 31, 2013 or for the period from April 4, 2011 through March 31, 2012.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g.  other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

F-9

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue Recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Stock-Based Compensation for Obtaining Employee Services

The Company accounts for its stock based compensation in which the Company obtains employee services in share-based payment transactions under the recognition and measurement principles of the fair value recognition provisions of section 718-10-30 of the FASB Accounting Standards Codification. Pursuant to paragraph 718-10-30-6 of the FASB Accounting Standards Codification, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur. If shares of the Company are thinly traded the use of share prices established in the Company’s most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

F-10

The fair value of share options and similar instruments is estimated on the date of grant using a Black-Scholes option-pricing valuation model. The ranges of assumptions for inputs are as follows:

Expected term of share options and similar instruments: The expected life of options and similar instruments represents the period of time the option and/or warrant are expected to be outstanding. Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and employees’ expected exercise and post-vesting employment termination behavior into the fair value (or calculated value) of the instruments. Pursuant to paragraph 718-10-S99-1, it may be appropriate to use the simplified method, i.e., expected term = ((vesting term + original contractual term) / 2) , if (i) A company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term due to the limited period of time its equity shares have been publicly traded; (ii) A company significantly changes the terms of its share option grants or the types of employees that receive share option grants such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term; or (iii) A company has or expects to have significant structural changes in its business such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term. The Company uses the simplified method to calculate expected term of share options and similar instruments as the company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

Expected volatility of the entity’s shares and the method used to estimate it. Pursuant to ASC Paragraph 718-10-50-2(f)(2)(ii) a thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for the Company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index. The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility. If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

Expected annual rate of quarterly dividends. An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

The Company’s policy is to recognize compensation cost for awards with only service conditions and a graded vesting schedule on a straight-line basis over the requisite service period for the entire award.

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of Sub-topic 505-50 of the FASB Accounting Standards Codification (“Sub-topic 505-50”).

Pursuant to ASC Section 505-50-30, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur. If shares of the Company are thinly traded the use of share prices established in the Company’s most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

F-11

The fair value of share options and similar instruments is estimated on the date of grant using a Black-Scholes option-pricing valuation model. The ranges of assumptions for inputs are as follows:

Expected term of share options and similar instruments: Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and holder’s expected exercise behavior into the fair value (or calculated value) of the instruments. The Company uses historical data to estimate holder’s expected exercise behavior. If the Company is a newly formed corporation or shares of the Company are thinly traded the contractual term of the share options and similar instruments is used as the expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

Expected volatility of the entity’s shares and the method used to estimate it. Pursuant to ASC Paragraph 718-10-50-2(f)(2)(ii) a thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for the Company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index. The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility. If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

Expected annual rate of quarterly dividends. An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

Pursuant to ASC paragraph 505-50-25-7, if fully vested, non-forfeitable equity instruments are issued at the date the grantor and grantee enter into an agreement for goods or services (no specific performance is required by the grantee to retain those equity instruments), then, because of the elimination of any obligation on the part of the counterparty to earn the equity instruments, a measurement date has been reached. A grantor shall recognize the equity instruments when they are issued (in most cases, when the agreement is entered into). Whether the corresponding cost is an immediate expense or a prepaid asset (or whether the debit should be characterized as contra-equity under the requirements of paragraph 505-50-45-1) depends on the specific facts and circumstances. Pursuant to ASC paragraph 505-50-45-1, a grantor may conclude that an asset (other than a note or a receivable) has been received in return for fully vested, non-forfeitable equity instruments that are issued at the date the grantor and grantee enter into an agreement for goods or services (and no specific performance is required by the grantee in order to retain those equity instruments). Such an asset shall not be displayed as contra-equity by the grantor of the equity instruments. The transferability (or lack thereof) of the equity instruments shall not affect the balance sheet display of the asset. This guidance is limited to transactions in which equity instruments are transferred to other than employees in exchange for goods or services. Section 505-50-30 provides guidance on the determination of the measurement date for transactions that are within the scope of this Subtopic.

Pursuant to Paragraphs 505-50-25-8 and 505-50-25-9, an entity may grant fully vested, non-forfeitable equity instruments that are exercisable by the grantee only after a specified period of time if the terms of the agreement provide for earlier exercisability if the grantee achieves specified performance conditions. Any measured cost of the transaction shall be recognized in the same period(s) and in the same manner as if the entity had paid cash for the goods or services or used cash rebates as a sales discount instead of paying with, or using, the equity instruments. A recognized asset, expense, or sales discount shall not be reversed if a stock option that the counterparty has the right to exercise expires unexercised.

F-12

Pursuant to ASC paragraph 505-50-30-S99-1, if the Company receives a right to receive future services in exchange for unvested, forfeitable equity instruments, those equity instruments are treated as unissued for accounting purposes until the future services are received (that is, the instruments are not considered issued until they vest). Consequently, there would be no recognition at the measurement date and no entry should be recorded.

Income Taxes Provision

The Company adopted the provisions of paragraph 740-10-25-13 of the FASB Accounting Standards Codification. Paragraph 740-10-25-13.addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to unrecognized income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the fiscal year ended March 31, 2013 or for the period from April 4, 2011 through March 31, 2012.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

There were no potentially outstanding dilutive shares for the fiscal year ended March 31, 2013 or for the period from April 4, 2011 through March 31, 2012.

F-13

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In January 2013, the FASB issued ASU No. 2013-01, ” Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities “. This ASU clarifies that the scope of ASU No. 2011-11, ” Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities. ” applies only to derivatives, repurchase agreements and reverse purchase agreements, and securities borrowing and securities lending transactions that are either offset in accordance with specific criteria contained in FASB Accounting Standards Codification or subject to a master netting arrangement or similar agreement. The amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning on or after January 1, 2013.

In February 2013, the FASB issued ASU No. 2013-02, ” Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. ” The ASU adds new disclosure requirements for items reclassified out of accumulated other comprehensive income by component and their corresponding effect on net income. The ASU is effective for public entities for fiscal years beginning after December 15, 2013.

In February 2013, the Financial Accounting Standards Board, or FASB, issued ASU No. 2013-04, ” Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for which the Total Amount of the Obligation Is Fixed at the Reporting Date .” This ASU addresses the recognition, measurement, and disclosure of certain obligations resulting from joint and several arrangements including debt arrangements, other contractual obligations, and settled litigation and judicial rulings. The ASU is effective for public entities for fiscal years, and interim periods within those years, beginning after December 15, 2013.

In March 2013, the FASB issued ASU No. 2013-05, ” Foreign Currency Matters (Topic 830): Parent’s Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity .” This ASU addresses the accounting for the cumulative translation adjustment when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a nonprofit activity or a business within a foreign entity. The guidance outlines the events when cumulative translation adjustments should be released into net income and is intended by FASB to eliminate some disparity in current accounting practice. This ASU is effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013.

In March 2013, the FASB issued ASU 2013-07, “Presentation of Financial Statements (Topic 205): Liquidation Basis of Accounting.” The amendments require an entity to prepare its financial statements using the liquidation basis of accounting when liquidation is imminent. Liquidation is imminent when the likelihood is remote that the entity will return from liquidation and either (a) a plan for liquidation is approved by the person or persons with the authority to make such a plan effective and the likelihood is remote that the execution of the plan will be blocked by other parties or (b) a plan for liquidation is being imposed by other forces (for example, involuntary bankruptcy). If a plan for liquidation was specified in the entity’s governing documents from the entity’s inception (for example, limited-life entities), the entity should apply the liquidation basis of accounting only if the approved plan for liquidation differs from the plan for liquidation that was specified at the entity’s inception. The amendments require financial statements prepared using the liquidation basis of accounting to present relevant information about an entity’s expected resources in liquidation by measuring and presenting assets at the amount of the expected cash proceeds from liquidation. The entity should include in its presentation of assets any items it had not previously recognized under U.S. GAAP but that it expects to either sell in liquidation or use in settling liabilities (for example, trademarks). The amendments are effective for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods therein. Entities should apply the requirements prospectively from the day that liquidation becomes imminent. Early adoption is permitted.

F-14

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Note 3 – Going Concern

The consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the consolidated financial statements, the Company had a deficit accumulated during the development stage at March 31, 2013, a net loss and net cash used in operating activities for the fiscal year then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Notes Payable

Notes payable consist of the following:

	March 31, 2013	March 31, 2012

Note payable, issued January 13, 2012, with interest at 8% per annum, with principal and interest extinguished on January 13, 2013	$-	$5,000

Note payable, issued January 18, 2012, with interest at 8% per annum, with principal and interest extinguished on January 18, 2013	-	3,000

Note payable, issued January 19, 2012, with interest at 8% per annum, with principal and interest extinguished on January 19, 2013	-	3,000

Note payable, issued January 20, 2012, with interest at 8% per annum, with principal and interest extinguished on January 20, 2013	-	10,000

Note payable, issued July 2, 2012, with interest at 8% per annum, with principal and interest extinguished on July 2, 2013 and is currently past due	15,000	-

	$15,000	$21,000

F-15

Note 5 – Related Party Transactions

Related Parties

Related parties with whom the Company had transactions are:

Related Parties	Relationship

Alex Viecco	Chief Executive Officer and significant stockholder of the Company

Point Loma Capital, Inc.	An entity owned and controlled by a significant stockholder of the Company

Notes payable - Related Parties

Notes payable – related parties consisted of the following:

	March 31, 2013	March 31, 2012

Note payable to Chief Executive officer, issued on June 6, 2011, with interest at 8% per annum, with principal and interest due on June 6, 2013, The note is currently past due.	$1,000	$1,000

Note payable to stockholder, issued on June 21, 2011, with interest at 8% per annum, with principal and interest due on June 21, 2013, The note is currently past due.	10,000	10,000

Note payable to stockholder, issued on January 3, 2012, with interest at 8% per annum, with principal and interest due on January 20, 2013, The note is currently past due	2,000	2,000

Note payable to stockholder, issued on January 20, 2012, with interest at 8% per annum, with principal and interest due on January 20, 2014	2,000	2,000

Note payable to stockholder, issued on March 1, 2012, with interest at 8% per annum, with principal and interest due on March 31, 2013, The note is currently past due	2,000	2,000

Note payable to stockholder, issued on April 1, 2012, with interest at 8% per annum, with principal and interest due on March 31, 2013, The note is currently past due	2,000	-

Note payable to stockholder, issued on March 23, 2012, with interest at 8% per annum, with principal and interest due on March 23, 2014,	6,000	6,000

Note payable to Destiladora Huerta Real, S.A. de C.V., an entity controlled by the President and Chief Operating Officer, with interest at 5% per annum, with principal and interest due on August 23, 2015	320,000	-

Note payable to a relative of the Chief Executive Officer, issued November 20, 2012, with interest at 8% per annum, with principal and interest due on November 20, 2013	1,000	-

	346,000	23,000

Current maturities of notes payable – related parties	(26,000)	(15,000)

Notes payable – related parties, net of current maturities	$320,000	$8,000

F-16

Advances from Stockholder

From time to time, stockholders of the Company advance funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand.

Note 6 – Commitments and Contingencies

Financial Advisory Agreement

On January 1, 2012, the Company entered into a financial advisory services agreement (“Agreement”) with CMFD Group, LLC (“CMFD”) for consulting services to be provided as required by the Company. The Agreement requires that CMFD be paid $6,000 per month for one (1) year from date of signing. The sole officer and shareholder of CMFD is a significant stockholder of the Company. The agreement was automatically extended for one (1) year.

Employment with the President

On January 1, 2012, the Company and Carlos Gonzalez (“CG”), entered into an Employment Agreement (the “Employment Agreement”), to employ CG as the Company’s President. The initial term of employment under the agreement is from January 1, 2012 (the “Effective Date”) until December 31, 2014, unless sooner terminated in accordance with the terms and conditions of the Employment Agreement. Pursuant to the Employment Agreement, CG is entitled to a salary of $72,000   per annum for the period beginning on the Effective Date through December 31, 2012. The salary of CG was extended through December 31, 2013.

Employment with the Chief Operating Officer

On January 1, 2012, the Company and Sergio Gonzalez (“SG”), entered into an Employment Agreement (the “Employment Agreement”), to employ CG as the Company’s Chief Operating Officer. The initial term of employment under the agreement is from January 1, 2012 (the “Effective Date”) until December 31, 2014, unless sooner terminated in accordance with the terms of the Employment Agreement. Pursuant to the Employment Agreement, SG is entitled to a salary of $72,000   per annum for the period beginning on the Effective Date through December 31, 2012. The salary of SG was extended through December 31, 2013.

Employment with the Chief Executive Officer

On January 1, 2012, the Company and Alex Viecco (“AV”), entered into an Employment Agreement (the “Employment Agreement”), to employ CG as the Company’s Chief Executive Officer. The initial term of employment under the agreement is from January 1, 2012 (the “Effective Date”) until December 31, 2014, unless sooner terminated in accordance with the terms of the Employment Agreement. Pursuant to the Employment Agreement, AV is entitled to a salary of $72,000   per annum for the period beginning on the Effective Date through December 31, 2012. The salary of AV was extended through December 31, 2013.

Note 7 – Stockholders’ Deficit

Shares Authorized

Upon formation the total number of shares of common stock which the Company is authorized to issue is Seventy Five Million (75,000,000) shares, par value $0.001 per share.

Common Stock

Immediately prior to the consummation of the Exchange Agreement on December 21, 2012, the Company had 332,251,996 common shares issued and outstanding.

F-17

Upon consummation of the Exchange Agreement on December 21, 2012, the then majority stockholders of the Company surrendered 324,552,000 shares of the Company’s common stock which was cancelled upon receipt and the Company issued 59,000,016 shares of its common stock pursuant to the terms and conditions of the Exchange Agreement.

Sale of Common Stock

On December 21, 2012 the Company issued 200,000 shares of its common stock at $0.50 per share for a total of $100,000. $83,500 was received while the remaining $16,500 was recorded as stock subscription receivable, which was received by the Company on April 30, 2013.

On February 12, 2013 the Company sold 12,500 shares of its common stock to one investor at $0.40 per share or $5,000.

Common Shares Issued for Obtaining Advisory Board Services

On March 29, 2013 the Company issued 200,000 shares each to a newly appointed member to the Company’s Board of Advisors. These shares are non-forfeitable and fully vested. These shares were valued at $0.50 per share or $100,000 on the date of grant and were expensed upon issuance.

Note 8 – Income Tax Provision

Deferred Tax Assets

At March 31, 2013, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $1,754,397 that may be offset against future taxable income through 2033. No tax benefit has been reported with respect to these net operating loss carry-forwards because the Company believes that the realization of the Company’s net deferred tax assets of approximately $596,495 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realization. The valuation allowance increased approximately $552,271 and $44,224 for the Fiscal Year ended March 31, 2013 and for the Period from April 4, 2011 (inception) through March 31, 2012, respectively.

Components of deferred tax assets are as follows:

	March 31, 2013	March 31, 2012
Net deferred tax assets – non-current:

Expected income tax benefit from NOL carry-forwards	$552,271	$44,224

Less valuation allowance	(552,271)	(44,224)

Deferred tax assets, net of valuation allowance	$-	$-

F-18

Income Tax Provision in the Statement of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income tax provision is as follows:

	For the Fiscal Year Ended March 31, 2013	For the Period from April 4, 2011 (inception) through March 31, 2012

Federal statutory income tax rate	34.0	34.0%

Change in valuation allowance on net operating loss carry-forwards	(34.0)	(34.0)

Effective income tax rate	0.0%	0.0%

Tax Returns Remaining subject to IRS Audits

The corporation income tax return for the Period from April 4, 2011 (inception) through March 31, 2012 was not yet filed. The corporation income tax return for the Period from April 4, 2011 (inception) through March 31, 2012 will remain subject to audit under the statute of limitations by the Internal Revenue Service for a period of three (3) years from the date they are filed.

Note 8 – Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there was a reportable subsequent event to be disclosed.

From June 15, 2013 to July 1, 2013, the Company issued 20,000 shares of its Common Stock at $0.50 per share, or $10,000, to two individuals.

F-19

Unaudited Financial Statements as of June 30, 2013

Montalvo Spirits, Inc.

(A Development Stage Company)

For the Period Ended June 30, 2013

F-20

Montalvo Spirits, Inc.

(A Development Stage Company)

Consolidated Balance Sheets

	June 30, 2013	March 31, 2013
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$1,806	$23,291
Accounts receivable	24,343	-
Subscription receivable	5,000	16,500
Inventories	329,798	346,197

Total Current Assets	360,947	385,988

TOTAL ASSETS	$360,947	$385,988

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued liabilites	$410,655	$353,770
Advance from stockholder	150	150
Note payable	15,000	15,000
Current maturities of notes payable - related parties	26,000	26,000

Total Current Liabilities	451,805	394,920

LONG-TERM LIABILITIES
Notes payable - related parties, net of current maturities	320,000	320,000

Total Liabilities	771,805	714,920

STOCKHOLDERS' DEFICIT
Preferred stock par value $0.001: 10,000,000 shares authirozied; none issued or outstanding	-	-
Common stock par value $0.001: 300,000,000 shares authorized; 67,122,512 and 67,112,512 shares issued and outstanding, respectively	67,123	67,113
Additional paid-in capital	1,363,342	1,358,352
Deficit accumulated during the development stage	(1,841,323)	(1,754,397)

Total Stockholders' Deficit	(410,858)	(328,932)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$360,947	$385,988

See accompanying notes to the consolidated financials statements.

F-21

Montalvo Spirits, Inc.

 (A Development Stage Company)

Consolidated Statements of Operations

	For the Three Months Ended June 30, 2013	For the Three Months Ended June 30, 2012	For the Period from April 4, 2011 (inception) through June 30, 2013
	(Unaudited)	(Unaudited)	(Unaudited)

SALES	$43,474	$4,099	$72,293

COST OF GOODS SOLD	16,399	1,540	28,433

GROSS MARGIN	27,075	2,559	43,860

OPERATING EXPENSES
Selling expense	23,911	17,446	115,434
Salaries and wages	59,000	54,000	1,581,601
Consulting fees	21,745	18,000	111,745
General and administrative	8,525	741	70,399

Total Operating Expenses	113,181	90,187	1,879,179

LOSS FROM OPERATIONS	(86,106)	(87,628)	(1,835,319)

OTHER (INCOME) EXPENSE
Interest expense	820	890	6,004

Total Other (Income) Expense	820	890	6,004

LOSS BEFORE INCOME TAX PROVISION	(86,926)	(88,518)	(1,841,323)

Income tax provision	-	-	-

NET LOSS	$(86,926)	$(88,518)	$(1,841,323)

Net Loss per Common Share
- Basic and diluted	$(0.00)	$(0.01)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
- Basic and diluted	67,114,160	15,268,589

See accompanying notes to the consolidated financials statements.

F-22

Montalvo Spirits, Inc.

(A Development Stage Company)

Consolidated Statement of Stockholders' Equity (Deficit)

For the Period from April 4, 2011 (inception) through June 30, 2013

(Unaudited)

	Common stock par value $0.001		Additional Paid-In	Stock Subscription	Deficit Accumulated during the Development	Total Stockholders' Equity
	Number of Shares	Amount	Capital	Receivable	Stage	(Deficit)

Balance at inception,April 4, 2011	-	$-	$-	$-	$-	$-

Common stock issued to founders for cash at par value upon formation	14,600,000	14,600				14,600

Common stock issued to founders for services at par value upon formation	600,000	600				600

Common stock issued for cash at $0.325 per share from August 24, 2011 through September 2, 2011	28,920	29	9,371			9,400

Common stock issued for services at $0.325 per share on September 27, 2011	100,000	100	32,400			32,500

Net loss					(130,070)	(130,070)

Balance at March 31, 2012	15,328,920	15,329	41,771	-	(130,070)	(72,970)

Reverse acqusition adjustment	51,371,092	51,371	1,102,185			1,153,556

Common stock issued for cash at $0.50 per share on December 21, 2012	200,000	200	99,800	(30,000)		70,000

Common stock issued for cash at $0.40 per share on February 12, 2013	12,500	13	4,987			5,000

Common stock issued for services on March 29, 2013	200,000	200	99,800			100,000

Stock subscription receivable collected				30,000		30,000

Forgiveness of debt by stockholder			9,809			9,809

Net loss					(1,624,327)	(1,624,327)

Balance, March 31, 2013	67,112,512	67,113	1,358,352	-	(1,754,397)	(328,932)

Common stock issued for cash at $0.50 per share on June 15, 2013	10,000	10	4,990			5,000

Net loss					(86,926)	(86,926)

Balance, June 30, 2013	67,122,512	$67,123	$1,363,342	$-	$(1,841,323)	$(410,858)

 See accompanying notes to the consolidated financials statements.

F-23

Montalvo Spirits, Inc.

(A Development Stage Company)

Consolidated Statements of Cash Flows

	For the Three Months Ended June 30, 2013	For the Three Months Ended June 30, 2012	For the Period from April 4, 2011 (inception) through June 30, 2013
	(Unaudited)	(Unaudited)	(Unaudited)

OPERATING ACTIVITIES:
Net loss	$(86,926)	$(88,518)	$(1,841,323)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	-	-	1,270,701
Changes in operating assets and liabilities:
Accounts receivable	(24,343)	-	(24,343)
Inventories	16,399	1,540	(9,798)
Accounts payable and accrued liabilites	56,885	77,941	410,655

Net Cash Used in Operating Activities	(37,985)	(9,037)	(194,108)

FINANCING ACTIVITIES:
Proceeds from subscription receivable	16,500	-	42,264
Proceeds from notes payable - related party	-	2,200	26,000
Proceeds from notes payable	-	-	21,000
Repayment of notes payable	-	-	(6,000)
Proceeds from sale of common stock	-	-	112,500
Advances from stockholder	-	-	150

Net Cash Provided by Financing Activities	16,500	2,200	195,914

NET CHANGE IN CASH	(21,485)	(6,837)	1,806

CASH AT BEGINNING OF PERIOD	23,291	6,905	-

CASH AT END OF PERIOD	$1,806	$68	$1,806

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Interest paid	820	$890	$2,093
Income tax paid	-	$-	$-

NON CASH FINANCING AND INVESTING ACTIVITIES:
Common stock issued for a stock subscription receivable	$5,000	$-	$21,500
Note payable issued for inventory	$-	$-	$320,000

 See accompanying notes to the consolidated financials statements.

F-24

Montalvo Spirits, Inc.

(A Development Stage Company)

June 30, 2013 and 2012

Notes to the Consolidated Financial Statements

(Unaudited)

Note 1 – Organization and Operations

Montalvo Spirits, Inc. (Formerly Advanced Cloud Storage, Inc.)

Advanced Cloud Storage, Inc. (“Advanced Cloud Storage”) was incorporated on November 18, 2010 under the laws of the State of Nevada. The Company intends to market and sell its planed secure online data storage through its’ intended website.

Amendment to the Certificate of Incorporation

On December 21, 2012, holders of a majority of the Company’s outstanding Common Stock voted to amend the Company’s Articles of Incorporation to: (i) change its name to “Montalvo Spirits, Inc.” (the “Company”), (ii) increase the number of its authorized shares of capital stock from 75,000,000 shares to 310,000,000 consisting of (a) 300,000,000 shares were designated as Common Stock and (b) 10,000,000 shares were designated as blank check preferred stock and (iii) effectuate a forward split on a 1:32.4552 basis (“the Amendment”).

CASA Montalvo Holdings, Inc.

CASA Montalvo Holdings, Inc. (“Casa Montalvo”) was incorporated under the laws of the State of California on April 4, 2011. The Company develops, markets and/or distributes alcoholic beverages, primarily in the United States.

Formation of Montalvo Imports LLC

On August 9, 2012, the Company formed Montalvo Imports LLC (“LLC” or “Imports”) under the laws of the State of Delaware.  The LLC, of which the Company is the sole member, was formed to provide the same services as that of the Company.

Acquisition of CASA Montalvo Treated as a Reverse Acquisition

On December 21, 2012, Advanced Cloud Storage, Inc., a Nevada corporation, entered into and consummated the Agreement and Plan of Share Exchange (the “Exchange Agreement”) with Casa Montalvo Holdings, Inc., a California corporation (“Casa Montalvo”) and the shareholders of Casa Montalvo (the “Exchange”). Upon consummation of the transactions set forth in the Agreement (the “Closing”), the Registrant adopted the business plan of Casa Montalvo.

Pursuant to the Agreement, the Registrant agreed to acquire all of the issued and outstanding capital stock of Casa Montalvo in exchange for the issuance of an aggregate 1,817,891 shares (the “Exchange Shares”) of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”). As a result of the Exchange, Casa Montalvo became a wholly-owned subsidiary of the Registrant. Following the consummation of the Exchange, the shareholders of Casa Montalvo will beneficially own approximately eighty-eight and one half percent (88.5%) of the issued and outstanding Common Stock of the Registrant. The parties have taken the actions necessary to provide that the Exchange is treated as a “tax free exchange” under Section 368 of the Internal Revenue Code of 1986, as amended. Pursuant to the terms of the Exchange Agreement, the Registrant’s principal shareholder agreed to retire 10,000,000 shares of the Registrant’s Common Stock. The Exchange Agreement contains customary representations, warranties and covenants of the Registrant and Casa Montalvo for like transactions.

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As a result of the controlling financial interest of the former stockholder of Casa Montalvo, for financial statement reporting purposes, the merger between the Company and Casa Montalvo has been treated as a reverse acquisition with Casa Montalvo deemed the accounting acquirer and the Company deemed the accounting acquiree under the acquisition method of accounting in accordance with section 805-10-55 of the FASB Accounting Standards Codification.  The reverse acquisition is deemed a capital transaction and the net assets of Casa Montalvo (the accounting acquirer) are carried forward to the Company (the legal acquirer and the reporting entity) at their carrying value before the acquisition.  The acquisition process utilizes the capital structure of the Company and the assets and liabilities of Casa Montalvo which are recorded at their historical cost.  The equity of the Company is the historical equity of Casa Montalvo retroactively restated to reflect the number of shares issued by the Company in the transaction.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation - Unaudited Interim Financial Information

The accompanying unaudited interim consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.  The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented.  Interim results are not necessarily indicative of the results for the full year.  These unaudited interim consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company for the fiscal year ended March 31, 2013 and 2012 and notes thereto contained in the Company’s Annual Report on Form 10-K filed with the SEC on July 15, 2013.

Principles of Consolidation

The Company applies the guidance of Topic 810 “Consolidation” of the FASB Accounting Standards Codification to determine whether and how to consolidate another entity.  Pursuant to ASC Paragraph 810-10-15-10 all majority-owned subsidiaries—all entities in which a parent has a controlling financial interest—shall be consolidated except (1) when control does not rest with the parent, the majority owner; (2) if the parent is a broker-dealer within the scope of Topic 940 and control is likely to be temporary; (3) consolidation by an investment company within the scope of Topic 946 of a non-investment-company investee.  Pursuant to ASC Paragraph 810-10-15-8 the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation.  The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree. The Company consolidates all less-than-majority-owned subsidiaries, in which the parent’s power to control exists.

The Company's consolidated subsidiaries are as follows:

Name of consolidated subsidiary or entity	State or other jurisdiction of incorporation or organization	Date of incorporation or formation (date of acquisition, if applicable)	Attributable interest

CASA Montalvo Holdings, Inc.	California	April 4, 2011	100%

Montalvo Imports LLC	Delaware	August 9, 2012	100%

The consolidated financial statements include all accounts of the Company as of June 30, 2013 and 2012 and for the interim periods then ended.

All inter-company balances and transactions have been eliminated.

Reclassification

Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation.  These reclassifications had no effect on reported losses.

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Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company's development stage activities.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reporting period.

The Company’s significant estimates and assumptions include the fair value of financial instruments; income tax rate, income tax provision, deferred tax assets and valuation allowance of deferred tax assets; and the assumption that the Company will be a going concern.  Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments.  Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

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The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, prepaid expenses, accounts payable and accrued liabilities, approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Fiscal Year-End

The Company elected March 31st as its fiscal year ending date.

Fair Value of Non-Financial Assets or Liabilities Measured on a Recurring Basis

The Company’s non-financial assets include inventories.  The Company identifies potentially excess and slow-moving inventories by evaluating turn rates, inventory levels and other factors.  Excess quantities are identified through evaluation of inventory aging, review of inventory turns and historical sales experiences. The Company provides lower of cost or market reserves for such identified excess and slow-moving inventories. The Company establishes a reserve for inventory shrinkage, if any, based on the historical results of physical inventory cycle counts.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts.  The Company follows paragraph 310-10-50-9 of the FASB Accounting Standards Codification to estimate the allowance for doubtful accounts.  The Company performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and economic conditions.

Pursuant to paragraph 310-10-50-2 of the FASB Accounting Standards Codification account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  The Company has adopted paragraph 310-10-50-6 of the FASB Accounting Standards Codification and determine when receivables are past due or delinquent based on how recently payments have been received.

Outstanding account balances are reviewed individually for collectability.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. Bad debt expense is included in general and administrative expenses, if any.

The Company does not have any off-balance-sheet credit exposure to its customers.

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Inventories

Inventory Valuation

The Company values inventory, consisting of finished goods, at the lower of cost or market.  Cost is determined on the first-in and first-out (“FIFO”) method. The Company reduces inventory for the diminution of value, resulting from product obsolescence, damage or other issues affecting marketability, equal to the difference between the cost of the inventory and its estimated market value.  Factors utilized in the determination of estimated market value include (i) estimates of future demand, and (ii) competitive pricing pressures.

Inventory Obsolescence and Markdowns

The Company evaluates its current level of inventory considering historical sales and other factors and, based on this evaluation, classify inventory markdowns in the income statement as a component of cost of goods sold pursuant to Paragraph 420-10-S99 of the FASB Accounting Standards Codification to adjust inventory to net realizable value. These markdowns are estimates, which could vary significantly from actual requirements if future economic conditions, customer demand or competition differ from expectations.

There was no inventory obsolescence for the interim period ended June 30, 2013 or for the fiscal year ended March 31, 2013.

There was no lower of cost or market adjustments for the interim period ended June 30, 2013 or for the fiscal year ended March 31, 2013.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g.  other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

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If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements.  If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.  Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue Recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Stock-Based Compensation for Obtaining Employee Services

The Company accounts for its stock based compensation in which the Company obtains employee services in share-based payment transactions under the recognition and measurement principles of the fair value recognition provisions of section 718-10-30 of the FASB Accounting Standards Codification. Pursuant to paragraph 718-10-30-6 of the FASB Accounting Standards Codification, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.  If shares of the Company are thinly traded the use of share prices established in the Company’s most recent private placement memorandum, or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

The fair value of share options and similar instruments is estimated on the date of grant using a Black-Scholes option-pricing valuation model.  The ranges of assumptions for inputs are as follows:

•	Expected term of share options and similar instruments: The expected life of options and similar instruments represents the period of time the option and/or warrant are expected to be outstanding. Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and employees’ expected exercise and post-vesting employment termination behavior into the fair value (or calculated value) of the instruments. Pursuant to paragraph 718-10-S99-1, it may be appropriate to use the simplified method, i.e., expected term = ((vesting term + original contractual term) / 2), if (i) A company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term due to the limited period of time its equity shares have been publicly traded; (ii) A company significantly changes the terms of its share option grants or the types of employees that receive share option grants such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term; or (iii) A company has or expects to have significant structural changes in its business such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term. The Company uses the simplified method to calculate expected term of share options and similar instruments as the company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

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•	Expected volatility of the entity’s shares and the method used to estimate it. Pursuant to ASC Paragraph 718-10-50-2(f)(2)(ii) a thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for the Company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index. The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility. If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

•	Expected annual rate of quarterly dividends. An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

•	Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

The Company’s policy is to recognize compensation cost for awards with only service conditions and a graded vesting schedule on a straight-line basis over the requisite service period for the entire award.

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of Sub-topic 505-50 of the FASB Accounting Standards Codification (“Sub-topic 505-50”).

Pursuant to ASC Section 505-50-30, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur. If shares of the Company are thinly traded the use of share prices established in the Company’s most recent private placement memorandum, or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

The fair value of share options and similar instruments is estimated on the date of grant using a Black-Scholes option-pricing valuation model.  The ranges of assumptions for inputs are as follows:

•	Expected term of share options and similar instruments: Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and holder’s expected exercise behavior into the fair value (or calculated value) of the instruments. The Company uses historical data to estimate holder’s expected exercise behavior. If the Company is a newly formed corporation or shares of the Company are thinly traded the contractual term of the share options and similar instruments is used as the expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

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•	Expected volatility of the entity’s shares and the method used to estimate it. Pursuant to ASC Paragraph 718-10-50-2(f)(2)(ii) a thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for the Company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index. The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility. If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

•	Expected annual rate of quarterly dividends. An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

•	Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

Pursuant to ASC paragraph 505-50-25-7, if fully vested, non-forfeitable equity instruments are issued at the date the grantor and grantee enter into an agreement for goods or services (no specific performance is required by the grantee to retain those equity instruments), then, because of the elimination of any obligation on the part of the counterparty to earn the equity instruments, a measurement date has been reached. A grantor shall recognize the equity instruments when they are issued (in most cases, when the agreement is entered into). Whether the corresponding cost is an immediate expense or a prepaid asset (or whether the debit should be characterized as contra-equity under the requirements of paragraph 505-50-45-1) depends on the specific facts and circumstances. Pursuant to ASC paragraph 505-50-45-1, a grantor may conclude that an asset (other than a note or a receivable) has been received in return for fully vested, non-forfeitable equity instruments that are issued at the date the grantor and grantee enter into an agreement for goods or services (and no specific performance is required by the grantee in order to retain those equity instruments). Such an asset shall not be displayed as contra-equity by the grantor of the equity instruments. The transferability (or lack thereof) of the equity instruments shall not affect the balance sheet display of the asset. This guidance is limited to transactions in which equity instruments are transferred to other than employees in exchange for goods or services. Section 505-50-30 provides guidance on the determination of the measurement date for transactions that are within the scope of this Subtopic.

Pursuant to Paragraphs 505-50-25-8 and 505-50-25-9, an entity may grant fully vested, non-forfeitable equity instruments that are exercisable by the grantee only after a specified period of time if the terms of the agreement provide for earlier exercisability if the grantee achieves specified performance conditions. Any measured cost of the transaction shall be recognized in the same period(s) and in the same manner as if the entity had paid cash for the goods or services or used cash rebates as a sales discount instead of paying with, or using, the equity instruments. A recognized asset, expense, or sales discount shall not be reversed if a stock option that the counterparty has the right to exercise expires unexercised.

Pursuant to ASC paragraph 505-50-30-S99-1, if the Company receives a right to receive future services in exchange for unvested, forfeitable equity instruments, those equity instruments are treated as unissued for accounting purposes until the future services are received (that is, the instruments are not considered issued until they vest). Consequently, there would be no recognition at the measurement date and no entry should be recorded.

Income Taxes Provision

The Company adopted the provisions of paragraph 740-10-25-13 of the FASB Accounting Standards Codification. Paragraph 740-10-25-13.addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

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The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to unrecognized income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the interim period ended June 30, 2013 or 2012.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.   Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

There were no potentially outstanding dilutive shares for the interim period ended June 30, 2013 or 2012.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

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Recently Issued Accounting Pronouncements

In January 2013, the FASB issued ASU No. 2013-01, "Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities". This ASU clarifies that the scope of ASU No. 2011-11, "Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities." applies only to derivatives, repurchase agreements and reverse purchase agreements, and securities borrowing and securities lending transactions that are either offset in accordance with specific criteria contained in FASB Accounting Standards Codification or subject to a master netting arrangement or similar agreement. The amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning on or after January 1, 2013.

In February 2013, the FASB issued ASU No. 2013-02, "Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income." The ASU adds new disclosure requirements for items reclassified out of accumulated other comprehensive income by component and their corresponding effect on net income. The ASU is effective for public entities for fiscal years beginning after December 15, 2013.

In February 2013, the Financial Accounting Standards Board, or FASB, issued ASU No. 2013-04, "Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for which the Total Amount of the Obligation Is Fixed at the Reporting Date."  This ASU addresses the recognition, measurement, and disclosure of certain obligations resulting from joint and several arrangements including debt arrangements, other contractual obligations, and settled litigation and judicial rulings. The ASU is effective for public entities for fiscal years, and interim periods within those years, beginning after December 15, 2013.

In March 2013, the FASB issued ASU No. 2013-05, "Foreign Currency Matters (Topic 830): Parent's Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity." This ASU addresses the accounting for the cumulative translation adjustment when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a nonprofit activity or a business within a foreign entity. The guidance outlines the events when cumulative translation adjustments should be released into net income and is intended by FASB to eliminate some disparity in current accounting practice. This ASU is effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013.

In March 2013, the FASB issued ASU 2013-07, “Presentation of Financial Statements (Topic 205): Liquidation Basis of Accounting.” The amendments require an entity to prepare its financial statements using the liquidation basis of accounting when liquidation is imminent. Liquidation is imminent when the likelihood is remote that the entity will return from liquidation and either (a) a plan for liquidation is approved by the person or persons with the authority to make such a plan effective and the likelihood is remote that the execution of the plan will be blocked by other parties or (b) a plan for liquidation is being imposed by other forces (for example, involuntary bankruptcy). If a plan for liquidation was specified in the entity’s governing documents from the entity’s inception (for example, limited-life entities), the entity should apply the liquidation basis of accounting only if the approved plan for liquidation differs from the plan for liquidation that was specified at the entity’s inception. The amendments require financial statements prepared using the liquidation basis of accounting to present relevant information about an entity’s expected resources in liquidation by measuring and presenting assets at the amount of the expected cash proceeds from liquidation. The entity should include in its presentation of assets any items it had not previously recognized under U.S. GAAP but that it expects to either sell in liquidation or use in settling liabilities (for example, trademarks). The amendments are effective for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods therein. Entities should apply the requirements prospectively from the day that liquidation becomes imminent. Early adoption is permitted.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

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Note 3 – Going Concern

The consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the consolidated financial statements, the Company had a deficit accumulated during the development stage at June 30, 2013, a net loss and net cash used in operating activities for the interim period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Note Payable

Note payable consisted of the following:

	June 30, 2013	March 31, 2013
Note payable, issued July 2, 2012, with interest at 8% per annum, with principal and interest due on July 2, 2013; the note, including all accrued interest, has subsequently been converted	$15,000	$15,000
	$15,000	$15,000

Note 5 – Related Party Transactions

Related Parties

Related parties with whom the Company had transactions are:

Related Parties	Relationship

Alex Viecco	Chief Executive Officer and significant stockholder of the Company

Point Loma Capital, Inc.	An entity owned and controlled by a significant stockholder of the Company

Notes Payable - Related Parties

Notes payable – related parties consisted of the following:

F-35

	June 30, 2013	March 31, 2013

Note payable to Chief Executive officer, issued on June 6, 2011, with interest at 8% per annum, with principal and interest due on June 6, 2013, The note is currently past due.	$1,000	$1,000

Note payable to stockholder, issued on June 21, 2011, with interest at 8% per annum, with principal and interest due on June 21, 2013, The note is currently past due.	10,000	10,000

Note payable to stockholder, issued on January 3, 2012, with interest at 8% per annum, with principal and interest due on January 20, 2013, The note is currently past due	2,000	2,000

Note payable to stockholder, issued on January 20, 2012, with interest at 8% per annum, with principal and interest due on January 20, 2014.	2,000	2,000

Note payable to stockholder, issued on March 1, 2012, with interest at 8% per annum, with principal and interest due on March 31, 2013, The note is currently past due	2,000	2,000

Note payable to stockholder, issued on April 1, 2012, with interest at 8% per annum, with principal and interest due on March 31, 2013, The note is currently past due	2,000	2,000

Note payable to stockholder, issued on March 23, 2012, with interest at 8% per annum, with principal and interest due on March 23, 2014,	6,000	6,000

Note payable to Destiladora Huerta Real, S.A. de C.V., an entity controlled by the President and Chief Operating Officer, with interest at 5% per annum, with principal and interest due on August 23, 2015	320,000	320,000

Note payable to a relative of the Chief Executive Officer, issued November 20, 2012, with interest at 8% per annum, with principal and interest due on November 20, 2013	1,000	1,000

	346,000	346,000

Current maturities of notes payable – related parties	(26,000)	(26,000)

Notes payable – related parties, net of current maturities	$320,000	$320,000

Advances from Stockholder

From time to time, stockholders of the Company advance funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand.

Note 6 – Commitments and Contingencies

Financial Advisory Agreement

On January 1, 2012, the Company entered into an advisory services agreement (“Agreement”) with CMFD Group, LLC (“CMFD”) for consulting services to be provided as required by the Company. The Agreement requires that CMFD be paid $6,000 per month for one (1) year from date of signing. The sole officer and shareholder of CMFD is a significant stockholder of the Company. The agreement was automatically extended for one (1) year on January 1, 2013.

Employment with the President

On January 1, 2012, the Company and Carlos Gonzalez (“CG”), entered into an Employment Agreement (the “Employment Agreement”), to employ CG as the Company’s President. The initial term of employment under the agreement is from January 1, 2012 (the “Effective Date”) until December 31, 2014, unless sooner terminated in accordance with the terms and conditions of the Employment Agreement. Pursuant to the Employment Agreement, CG is entitled to a salary of $72,000 per annum for the period beginning on the Effective Date through December 31, 2012.  The Agreement with CG was automatically extended for one (1) year on January 1, 2013.

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Employment with the Chief Operating Officer

On January 1, 2012, the Company and Sergio Gonzalez (“SG”), entered into an Employment Agreement (the “Employment Agreement”), to employ CG as the Company’s Chief Operating Officer. The initial term of employment under the agreement is from January 1, 2012 (the “Effective Date”) until December 31, 2014, unless sooner terminated in accordance with the terms of the Employment Agreement. Pursuant to the Employment Agreement, SG is entitled to a salary of $72,000 per annum for the period beginning on the Effective Date through December 31, 2012. The Agreement with SG was automatically extended for one (1) year on January 1, 2013.

Employment with the Chief Executive Officer

On January 1, 2012, the Company and Alex Viecco (“AV”), entered into an Employment Agreement (the “Employment Agreement”), to employ CG as the Company’s Chief Executive Officer. The initial term of employment under the agreement is from January 1, 2012 (the “Effective Date”) until December 31, 2014, unless sooner terminated in accordance with the terms of the Employment Agreement. Pursuant to the Employment Agreement, AV is entitled to a salary of $72,000 per annum for the period beginning on the Effective Date through December 31, 2012. The Agreement with AV was automatically extended for one (1) year on January 1, 2013.

Note 7 – Stockholders’ Deficit

Shares Authorized

The total number of shares of common stock which the Company is authorized to issue is Three Hundred Million (300,000,000) shares, par value $0.001 per share..

Common Stock

Immediately prior to the consummation of the Exchange Agreement on December 21, 2012, the Company had 10,237,250 common shares issued and outstanding.

Upon consummation of the Exchange Agreement on December 21, 2012, the then majority stockholders of the Company surrendered 10,000,000 shares of the Company's common stock which was cancelled upon receipt and the Company issued 59,000,016 shares of its common stock pursuant to the terms and conditions of the Exchange Agreement.

Sale of Common Stock

On December 21, 2012 the Company issued 200,000 shares of its common stock at $0.50 per share for a total of $100,000. $83,500 was received while the remaining $16,500 was recorded as stock subscription receivable, which was received by the Company on April 30, 2013.

On February 12, 2013 the Company sold 12,500 shares of its common stock to one investor at $0.40 per share or $5,000.

On June 15, 2013 the Company sold 10,000 shares of its common stock to one investor at $0.05 per share or $5,000. Payment was received by the Company on July 2, 2013.

Common Shares Issued for Obtaining Advisory Board Services

On March 29, 2013 the Company issued 200,000 shares to a newly appointed member of the Company’s Board of Advisors. These shares are fully vested and non-forfeitable.  These shares were valued at $0.50 per share or $100,000 on the date of grant and were expensed upon issuance.

Note 8 – Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported.  The Management of the Company determined that the following subsequent events were required to be disclosed::

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From July 1, 2013 to August 1, 2013 the Company issued 46,000 shares of its common stock at $0.50 per share, or $23,000, to five (5) individuals.

On July 15, the Company entered into a Conversion and Release Agreement, whereby the Company issued 32,500 shares of its Common Stock in exchange for the cancellation of $16,250 in Notes Payable, including $15,000 in principal plus all accrued interest, or $0.50 per share.

On July 15, 2013 the Company entered into a Contribution Agreement with an individual to provide marketing services for a period of one (1) year for from the date of signing in exchange for 111,000 shares of the Company’s common stock.  These shares are unvested and forfeitable.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of the common stock by the selling stockholder.  The estimated expenses of issuance and distribution are set forth below.

SEC filing fee	$471.67
Legal expenses	$20,000.00	*
Accounting expenses	$5,000.00	*
Miscellaneous	$5,000.00	*
Total	$30,471.67	*

* Estimate

Item 14.   Indemnification of Directors and Officers

Our directors and officers are indemnified by our articles of incorporation and bylaws to the fullest extent legally permissible under the laws of Nevada against all expenses, liability and loss, reasonably incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been directors or officers of the Company. Unless our Board determines by a majority vote of a quorum of disinterested directors that, based upon the facts known, such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to our best interest (or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his conduct was unlawful), costs, charges and expenses (including attorneys’ fees) incurred by such person in defending a civil or criminal proceeding shall be paid by the Company in advance upon receipt of an undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by the Company as authorized by the bylaws, and upon satisfaction of other conditions required by current or future legislation. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.    Recent Sales of Unregistered Securities

On August 29, 2013, the Company entered into a $10.05 million purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“LPC”), an Illinois limited liability company. Upon signing the Purchase Agreement, the Company sold 100,000 shares of Common Stock to LPC for $50,000. Pursuant to the Purchase Agreement, the Company has the right once a registration statement covering the shares that may be issued to LPC under the Purchase Agreement is declared effective, to sell up to an additional $10 million of our common stock to LPC in amounts up to $500,000 per sale, depending on certain conditions as set forth in the Purchase Agreement.

From July 1, 2013 to August 1, 2013 the Company issued 46,000 shares of its common stock at $0.50 per share, or $23,000, to five (5) individuals.

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On July 15, 2013, the Company entered into a Conversion and Release Agreement, whereby the Company issued 32,500 shares of its Common Stock in exchange for the cancellation of $16,250 in Notes Payable, including $15,000 in principal plus all accrued interest, or $0.50 per share.

On July 15, 2013, the Company entered into a Contribution Agreement with an individual to provide marketing services for a period of one (1) year for from the date of signing in exchange for 111,000 shares of the Company’s common stock.  These shares are unvested and forfeitable.

On June 15, 2013, the Company sold 10,000 shares of Common Stock to a single, accredited investor at $0.50 per share for an aggregate of $5,000.

On February 2, 2011, the Company issued 10,000,000 founder’s shares at $0.001 per share, with net proceeds to the Company of $10,000.

On July 9, 2012, the Company issued 15,384 shares of its common stock at $0.325 per share, or $5,000 to two individuals.

On July 20, 2012, the Company issued 15,384 shares of its common stock at $0.325 per share, or $5,000 to two individuals

From August 24, 2011, through September 2, 2011 the Company issued 28,920 shares of its common stock at $0.325 per share, or $9,400 to four individuals.

On September 1, 2011, the Company issued 237,250 shares at $0.04 per share, with net proceeds to the Company of $9,490.

On September 27, 2011, the Company issued 100,000 shares of its common stock for services, valued at $32,500 on the date of issuance.

On December 21, 2012, the Company entered into and consummated the Agreement and Plan of Share Exchange (the “Exchange Agreement”) with Casa Montalvo Holdings, Inc., a California corporation (“Casa Montalvo”) and the shareholders of Casa Montalvo. Pursuant to the Exchange Agreement, the Company issued 1,817,891 shares of Common Stock to acquire all of the outstanding capital stock of Casa Montalvo.

Also on December 21, 2012, the Company accepted a subscription in the amount of One Hundred Thousand Dollars ($100,000) for 6,162.34 shares of Common Stock.

From June 15, 2013 to July 1, 2013, the Company issued 20,000 shares of its Common Stock at $0.50 per share, or $10,000, to two individuals.

On February 12, 2013, the Company sold 12,500 shares of its common stock to one investor at $0.40 per share or $5,000.

Common Shares Issued for Obtaining Advisory Board Services

On March 29, 2013, the Company issued 200,000 shares each to a newly appointed member to the Company’s Board of Advisors. These shares are non-forfeitable and fully vested. These shares were valued at $0.50 per share or $100,000 on the date of grant and were expensed upon issuance.

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Unless noted above, the securities described above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder. The agreements executed in connection with this sale contain representations to support the Registrant’s reasonable belief that the investor had access to information concerning the Registrant’s operations and financial condition, the investor acquired the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Investor are sophisticated within the meaning of Section 4(2) of the Securities Act and are “accredited investors” (as defined by Rule 501 under the Securities Act). In addition, the issuances did not involve any public offering; the Registrant made no solicitation in connection with the sale other than communications with the Investor; the Registrant obtained representations from the investor regarding their investment intent, experience and sophistication; and the Investor either received or had access to adequate information about the Registrant in order to make an informed investment decision.

Item 16.   Exhibits

The exhibits listed in the index below are filed as part of this report.

Item 17.   Undertakings

1.      The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.      The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.      The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4.      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5.      The undersigned registrant hereby undertakes that, for the purposes of determining liability to any purchaser:

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(i) If the registrant is relying on Rule 430B:

(A) For purposes of determining liability under the Securities Act of 1933, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.      That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

7.      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the undersigned registrant according the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Moorpark, State of California, on October 15, 2013.

MONTALVO SPIRITS, INC.
(Registrant)

By:	/s/ Alex Viecco
Alex Viecco,
Chief Executive Officer
(Principal Executive Officer)

By:	/s/Carlos Gonzalez Rivera
Name: Carlos Gonzalez Rivera
Title: Chief Operating Officer
and Chief Financial Officer
(Principal Financial Officer)

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POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alex Viecco his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Alex Viecco	Chairman of the Board, Chief Executive Officer
Alex Viecco	(Principal Executive) and Director	October 15, 2013

/s/ Carlos Gonzalez Rivera	Chief Financial Officer (Principal Financial Officer),
Carlos Gonzalez Rivera	Chief Operating Officer	October 15, 2013

/s/ Sergio Gonzalez Rivera	President, Director
Sergio Gonzalez Rivera		October 15, 2013

/s/ Daniel Cahill	Director
Daniel Cahill		October 15, 2013

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Montalvo Spirits, Inc.

Form S-1

Index to Exhibits

Exhibit No.	Description

5.1	Opinion of Kane Kessler, P.C. (1)

2.1	Agreement and Plan of Share exchange by and among Advanced Cloud Storage, Inc., Casa Montalvo Holdings, Inc. and the shareholders of Casa Montalvo Holdings, Inc., dated December 21, 2012. (2)

3.1	Amended and Restated Articles of Incorporation of the Registrant. (2)

4.1	Registration Rights Agreement with Lincoln Park Capital Fund, LLC, dated August 29, 2013 (3)

10.1	Exclusive Master Distribution Agreement (2)

10.2	Form of Employment Agreement (2)

10.3	Form of Director Agreement (2)

10.4	Purchase Agreement with Lincoln Park Capital Fund, LLC, dated August 29, 2013 (3)

21.1	List of Subsidiaries (1)

23.1	Consent of Li & Company, P.C., independent registered public accounting firm. (1)

24.1	Power of Attorney (1)

101.INS(1)*	XBRL Instance Document.

101.SCH(1)*	Taxonomy Extension Schema Document.

101.CAL(1)*	Taxonomy Extension Calculation Linkbase Document.

101.DEF(1)*	Taxonomy Extension Definition Linkbase Document.

101.LAB(1)*	Taxonomy Extension Labels Linkbase Document.

101.PRE(1)*	Taxonomy Extension Presentation Linkbase Document.

(1) Filed herewith.

(2) Incorporated by reference to the Company’s Current Form on 8-K, filed with the Securities Commission on December 24, 2012.

(3) Incorporated by reference to the Company’s Current Form on 8-K, filed with the Securities Commission on September 3, 2013.

* In accordance with Rule 406T of Regulation S-T, the XBRL-related information in Exhibit 101 to this registration statement is deemed not filed or part of this registration statement or prospectus for purposes of Section 11 or 12 of the Securities Act, is deemed not filed for purposes of Section 18 of the Exchange Act, and otherwise is not subject to liability under these sections.

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